Filed Pursuant to Rule 424(b)(5)
Registration No. 333-223921

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where such offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JANUARY 29, 2019

PRELIMINARY PROSPECTUS SUPPLEMENT

(To Prospectus dated March 26, 2018)

$

Crown Castle International Corp.

$             % Senior Notes due 2029

$             % Senior Notes due 2049

We are offering $            aggregate principal amount of     % Senior Notes due 2029 (“2029 notes”) and $             aggregate principal amount of    % Senior Notes due 2049 (“2049 notes” and, together with the 2029 notes, “notes”). The 2029 notes will bear interest at the rate of     % per year and the 2049 notes will bear interest at a rate of     % per year, each payable on              and              of each year, beginning on                 , 2019. The 2029 notes will mature on                 , 2029 and the 2049 notes will mature on                 , 2049.

We intend to use the net proceeds from this offering to repay outstanding borrowings under our existing revolving credit facility. See “Use of Proceeds.”

At our option, we may redeem some or all of the notes of a series at any time or from time to time prior to their maturity at the specified redemption price for such series described under “Description of Notes—Optional Redemption.” If we experience specific kinds of changes in control, we must offer to repurchase the notes. See “Description of Notes—Repurchase of Notes upon a Change of Control Triggering Event.”

The notes will be senior unsecured obligations of Crown Castle International Corp. (“CCIC”) and will rank equally with all of CCIC’s existing and future senior indebtedness, including CCIC’s obligations under the Credit Facility (as defined in “The Offering—Corporate Structure”), and senior to all of CCIC’s future subordinated indebtedness. The notes will effectively rank junior to all of our secured indebtedness to the extent of the value of the assets securing such indebtedness. The notes will be structurally subordinated to all existing and future liabilities and obligations of our subsidiaries. Our subsidiaries will not be guarantors of the notes.

For a more detailed description of the notes, see “Description of Notes,” beginning on page S-17.

We do not intend to apply for listing of the notes on any securities exchange or for inclusion of the notes in any automated quotation system.

Investing in the notes involves risks. See “Risk Factors” beginning on page S-8 of this prospectus supplement, page 3 of the accompanying prospectus, page 9 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 and page 36 of our Quarterly Report on Form 10-Q for the period ended September 30, 2018, as updated by reports and documents we file with the Securities and Exchange Commission that are incorporated by reference herein.

	Per 2029 note		Total 2029 notes	Per 2049 note		Total 2049 notes
Price to the public(1)		%	$		%	$
Underwriting discount		%	$		%	$
Proceeds to Crown Castle International Corp. (before expenses)(1)		%	$		%	$

(1)	Plus accrued interest, if any, from , 2019.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the notes in book-entry form only through the facilities of The Depository Trust Company for the accounts of its participants, including Clearstream Banking S.A. and Euroclear Bank SA/NV, as operator of the Euroclear System, against payment on or about                     , 2019.

Joint Book-Running Managers

Barclays	BofA Merrill Lynch	J.P. Morgan	MUFG	TD Securities

Prospectus Supplement dated                 , 2019

Prospectus Supplement

S-i

You should rely only on the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus or any free writing prospectus prepared by us or on our behalf. We have not, and the underwriters have not, authorized anyone to provide you with additional or different information. We are not, and the underwriters are not, making an offer to sell these notes in any jurisdiction where such offer or sale is not permitted. You should assume that the information contained in this prospectus supplement or the accompanying prospectus or any free writing prospectus prepared by us or on our behalf is accurate only as of the date of such document, as applicable, and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since these dates.

S-ii

ABOUT THIS PROSPECTUS SUPPLEMENT

Unless otherwise indicated or the context otherwise requires, the terms “Crown Castle,” “we,” “our,” “the Company” and “us” refer to Crown Castle International Corp., a Delaware corporation, and its subsidiaries on a consolidated basis. The term “CCIC” refers to Crown Castle International Corp. and not to any of its subsidiaries. As used herein, the term “including,” and any variation thereof, means “including without limitation.” Unless the context otherwise requires, the use of the word “or” herein is not exclusive.

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and certain other matters. The second part, the accompanying prospectus, gives more general information about us and our debt securities and capital stock. Generally, when we refer to “this prospectus,” we are referring to both parts of this document combined. To the extent information in this prospectus supplement conflicts with information in the accompanying prospectus, you should rely on the information in this prospectus supplement.

We expect to deliver the notes against payment for the notes on the                  business day following the pricing of the notes (“T+    ”). Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), trades in the secondary market generally are required to settle in two business days, unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes on the date of pricing or the next succeeding                  business days will be required, by virtue of the fact that the notes initially will settle in T+     , to specify alternative settlement arrangements to prevent a failed settlement.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

The statements contained in or incorporated by reference in this prospectus supplement include certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, with respect to the financial condition, results of operations, business strategies, operating efficiencies or synergies, competitive positions, growth opportunities for existing products, plans and objectives of management, markets for our stock and other matters that are based on our management’s expectations as of the filing date of this prospectus supplement with the Securities and Exchange Commission (“SEC”). Statements contained in or incorporated by reference in this prospectus supplement that are not historical facts are hereby identified as “forward-looking statements” for the purpose of the safe harbor provided by Section 21E of the Exchange Act and Section 27A of the Securities Act of 1933, as amended (“Securities Act”). In addition, words such as “estimate,” “anticipate,” “project,” “plan,” “intend,” “believe,” “expect,” “likely,” “predicted,” “positioned” and any variations of these words and similar expressions are intended to identify forward-looking statements. These forward-looking statements include plans, projections and estimates and are found at various places throughout this prospectus supplement and the documents incorporated by reference herein. Such forward-looking statements include (1) expectations regarding anticipated growth in the wireless industry, carriers’ investments in their networks, tenant additions, customer consolidation or ownership changes, and demand for our communications infrastructure (as defined below), (2) availability and adequacy of cash flows and liquidity for, or plans regarding, future discretionary investments including capital expenditures, (3) potential benefits of our discretionary investments, including acquisitions, (4) anticipated growth in our financial results, including future revenues, Adjusted EBITDA, segment site rental gross margin, segment services and other gross margin, segment operating profit and operating cash flows, (5) expectations regarding our capital structure and the credit markets, our availability and cost of capital, and our ability to service our debt and comply with debt covenants and the plans for and the benefits of any future refinancings, (6) expectations related to remaining qualified as a real estate investment trust (“REIT”), and the advantages, benefits or impact of, or opportunities created by, our REIT status and the impact of the Tax Cuts and Jobs Act, (7) the realization and utilization of our net operating loss carryforwards (“NOLs”), (8) our dividend policy and the timing, amount, growth or tax characterization of any dividends and (9) expectations regarding the net proceeds from this offering and the use thereof.

S-iii

These forward-looking statements should, therefore, be considered in light of various risks, uncertainties and assumptions, including prevailing market conditions and other important factors, including those set forth in or incorporated by reference in this prospectus supplement. Important factors that could cause actual results to differ materially from estimates or projections contained in the forward-looking statements include those factors described in the sections entitled “Risk Factors” beginning on page S-8 of this prospectus supplement, page 3 of the accompanying prospectus, page 9 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 and page 36 of our Quarterly Report on Form 10-Q for the period ended September 30, 2018, as updated by annual, quarterly and other reports and documents we file with the SEC that are incorporated by reference herein. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expected. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus supplement or the date of the other documents incorporated by reference herein. You also should understand that it is not possible to predict or identify all such factors and that the risk factors as listed in our filings with the SEC should not be considered a complete statement of all potential risks and uncertainties.

S-iv

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information from this prospectus supplement and may not contain all the information that may be important to you. Accordingly, you should read this entire prospectus supplement, the accompanying prospectus, any free writing prospectus prepared by us or on our behalf we may provide to you in connection with this offering and the documents incorporated and deemed to be incorporated by reference herein and therein, including the financial data and related notes, before making an investment decision. You may obtain a copy of the documents incorporated by reference by following the instructions in the section titled “Where You Can Find More Information” in this prospectus supplement. You should pay special attention to the “Risk Factors” sections of this prospectus supplement, the accompanying prospectus, our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 and our Quarterly Report on Form 10-Q for the period ended September 30, 2018, as updated by annual, quarterly and other reports and documents we file with the SEC that are incorporated by reference in this prospectus supplement and the accompanying prospectus, to determine whether an investment in the notes is appropriate for you.

The Business

We own, operate and lease shared communications infrastructure that is geographically dispersed throughout the U.S. and Puerto Rico, including, as of September 30, 2018, (1) approximately 40,000 towers and other structures, such as rooftops (collectively, “towers”) and (2) approximately 65,000 route miles of fiber primarily supporting small cell networks (“small cells”) and fiber solutions. Our towers, fiber and small cells assets are collectively referred to herein as “communications infrastructure,” and our customers on our communications infrastructure are referred to herein as “tenants.” Our customers include AT&T, T-Mobile, Verizon Wireless and Sprint, which collectively accounted for approximately three-fourths of our site rental revenues for the nine months ended September 30, 2018.

Our core business is providing access, including space or capacity, to our shared communications infrastructure via long-term contracts in various forms, including lease, license, sublease and service agreements (collectively, “contracts”). We seek to increase our site rental revenues by adding more tenants on our shared communications infrastructure, which we expect to result in significant incremental cash flows due to our low incremental operating costs. Site rental revenues represented approximately 86% of our consolidated net revenues for the three months ended September 30, 2018.

As of September 30, 2018, approximately 56% and 71% of our towers were located in the 50 and 100 largest U.S. basic trading areas (“BTAs”), respectively. Our towers have a significant presence in each of the top 100 BTAs. As of September 30, 2018, we derived in excess of one-third of our Towers segment site rental gross margin on land and other property interests (collectively, “land”) that we owned, including fee interests and perpetual easements, and we derived approximately two-thirds of our Towers segment site rental gross margin from land that we lease, sublease, manage or license.

The majority of our small cells and fiber are located in major metropolitan areas, including a presence within every major U.S. market. The vast majority of our fiber assets are located on public rights-of-way.

As part of our effort to provide comprehensive communications infrastructure solutions, we also offer certain services primarily relating to our towers and small cells, predominately consisting of (1) site development services relating to existing or new tenant equipment installations, including: site acquisition, architectural and engineering, or zoning and permitting and (2) tenant equipment installation or subsequent augmentations. The large majority of our services and other revenues relate to our Towers segment.

Our principal executive offices are located at 1220 Augusta Drive, Suite 600, Houston, Texas 77057, and our telephone number is (713) 570-3000. We maintain a website at www.crowncastle.com. Except as expressly stated herein, no information contained in or that can be accessed through our website is incorporated by reference into this prospectus supplement or the accompanying prospectus, and no such information should be considered a part of this prospectus supplement or the accompanying prospectus.

Recent Developments

Fourth Quarter and Full Year Financial Results

On January 23, 2019, we reported our unaudited financial results for the fourth quarter and full year of 2018. We reported site rental revenues of $1.21 billion for the fourth quarter of 2018 compared to $1.05 billion for the fourth quarter of 2017, and site rental revenues of $4.72 billion for the full year 2018 compared to $3.67 billion for the full year 2017. We reported operating income of $379 million for the fourth quarter of 2018 compared to $269 million for the fourth quarter of 2017, and operating income of $1.43 billion for the full year 2018 compared to $1.05 billion for the full year 2017. We reported cash flows from operating activities of $2.50 billion for the full year 2018 compared to $2.04 billion for the full year 2017.

The tables below present highlights of our unaudited condensed consolidated financial results.

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2017	2018	2017
	(in millions)
	(unaudited)	(unaudited)	(unaudited)	(audited)
Statement of Operations Data:
Net revenues:
Site rental	$1,209	$1,051	$4,716	$3,669
Services and other	210	187	707	687

Net revenues	1,419	1,238	5,423	4,356

Operating Expenses:
Costs of operations(a):
Site rental	353	329	1,410	1,144
Services and other	135	110	437	420
Selling, general and administrative	145	127	563	426
Asset write-down charges	8	7	26	17
Acquisition and integration costs	9	34	27	61
Depreciation, amortization and accretion	390	362	1,528	1,242

Total operating expenses	1,040	969	3,991	3,310

Operating income (loss)	379	269	1,432	1,046
Interest expense and amortization of deferred financing costs	(164)	(160)	(642)	(591)
Gains (losses) on retirement of long-term obligations	—	—	(106)	(4)
Interest income	2	6	5	19
Other income (expense)	1	(2)	1	1

Income (loss) before income taxes	218	113	690	471
Benefit (provision) for income taxes	(5)	(15)	(19)	(26)

Net income (loss)	213	98	671	445
Dividends on preferred stock	(28)	(28)	(113)	(58)
Net income (loss) attributable to CCIC common stockholders	$185	$70	$558	$387

	Twelve Months Ended December 31,
	2018	2017
	(in millions)
	(unaudited)	(audited)
Other Data:
Statement of Cash Flows Data(a):
Net cash provided by (used for) operating activities	$2,502	$2,043
Net cash provided by (used for) investing activities	(1,795)	(10,493)
Net cash provided by (used for) financing activities	(733)	8,192
Supplemental Disclosure of Cash Flow Information:
Payments for acquisitions, net of cash acquired	(42)	(9,260)
Capital expenditures	(1,741)	(1,228)
Interest paid	619	547
Income taxes paid	17	16

	December 31, 2018	December 31, 2017
	(in millions)
	(unaudited)	(audited)
Balance Sheet Data (at period end):
Cash and cash equivalents	$277	$314
Restricted cash	136	126
Property and equipment, net	13,676	12,933
Total assets(b)	32,785	32,229
Debt and other long-term obligations(c)	16,682	16,159
Total equity	12,034	12,339

(a)	Includes impacts of restricted cash.
(b)	Exclusive of depreciation, amortization and accretion.
(c)

Balances reflect debt issuance costs as a direct reduction from the respective carrying amounts of debt, with the exception of debt issuance costs associated with the Revolver (as defined in “Corporate Structure”).

We have not yet finalized our financial information as of or for the quarter and year ended December 31, 2018. The preliminary financial data included in this prospectus supplement has been prepared by, and is the responsibility of CCIC’s management. PricewaterhouseCoopers LLP has not audited, reviewed, compiled or performed any procedures with respect to the preliminary financial data. Accordingly, PricewaterhouseCoopers LLP does not express an opinion or any other form of assurance with respect thereto. Our Annual Report on Form 10-K for the year ended December 31, 2018 will include our audited financial statements for the full year ended December 31, 2018, as well as management’s report on our internal control over financial reporting and our auditors’ audit report thereon. You should note that additional information on a number of matters will be included in our Annual Report on Form 10-K, such as footnote disclosures associated with our final year-end financial results. Our audited financial statements for the year ended December 31, 2018 will not be available until after this offering is completed and, consequently, will not be available to you prior to investing in this offering.

THE OFFERING

The summary below describes the principal terms of the notes and may not contain all of the information that may be important to you. Certain of the terms and conditions described below are subject to important limitations and exceptions. The “Description of Notes” section of this prospectus supplement contains a more detailed description of the terms and conditions of the notes. You should read this entire prospectus supplement, the accompanying prospectus, any free writing prospectus prepared by us or on our behalf we may provide to you in connection with this offering and the documents incorporated and deemed to be incorporated by reference herein and therein before making an investment decision. As used in this section, “CCIC,” “we,” “our” and “us” refer only to Crown Castle International Corp. and not to its consolidated subsidiaries.

Issuer	Crown Castle International Corp., a Delaware corporation.

Guarantees	None.

Securities Offered	$ principal amount of % Senior Notes due 2029.

$ principal amount of % Senior Notes due 2049.

Maturity	2029 Notes: , 2029.

2049 Notes: , 2049.

Interest Rate and Payment Dates	The 2029 notes will have an interest rate of % per annum and the 2049 notes will have an interest rate of % per annum, each payable in cash on and of each year, commencing on , 2019.

Optional Redemption	At our option, we may redeem some or all of the notes of a series at any time or from time to time prior to their maturity. If we elect to redeem the 2029 notes prior to , 2028 (the date that is three months prior to their maturity date) or the 2049 notes prior to , 2048 (the date that is six months prior to their maturity date), we will pay a redemption price equal to 100% of the aggregate principal amount of the notes redeemed plus a make-whole premium and accrued and unpaid interest thereon to but excluding the redemption date. If we elect to redeem the 2029 notes on or after , 2028 (the date that is three months prior to their maturity date) or the 2049 notes on or after , 2048 (the date that is six months prior to their maturity date), we will pay a redemption price equal to 100% of the aggregate principal amount of the notes redeemed plus accrued and unpaid interest thereon to but excluding the redemption date. See “Description of Notes—Optional Redemption.”

Ranking

The notes will be our senior unsecured obligations and will rank equally with all of our existing and future senior indebtedness, including our obligations under the Credit Facility, and senior to all of our future subordinated indebtedness. The notes will effectively rank junior to all of our secured indebtedness to the extent of the value of the assets securing such indebtedness. Substantially all of our significant assets are the capital stock of our subsidiaries and the notes will not be guaranteed by our subsidiaries. As a result, the notes will be structurally subordinated to all existing and future liabilities and obligations of our subsidiaries, including indebtedness of such subsidiaries.

After giving effect to this offering and the application of the net proceeds therefrom to repay outstanding indebtedness under the Revolver, as of September 30, 2018, we would have had a total of approximately $ billion of outstanding indebtedness, all of which would have been unsecured, and our subsidiaries would have had a total of approximately $ billion of outstanding indebtedness, all of which would have been secured. As of January 28, 2019, we had a total of approximately $3.2 billion of unused borrowing availability under the Revolver.

Mandatory Offer to Repurchase	Following a Change of Control Triggering Event (as defined in “Description of Notes”), we must offer to repurchase the notes at a price equal to 101% of the aggregate principal amount of any notes repurchased plus accrued and unpaid interest thereon to but excluding the date of purchase. See “Description of Notes—Repurchase of Notes upon a Change of Control Triggering Event.”

Certain Covenants	We will issue the notes under an indenture with The Bank of New York Mellon Trust Company, N.A. The terms of the notes, among other things, will restrict our ability and the ability of our subsidiaries to incur certain liens and merge with or into other companies.

The covenants are subject to a number of exceptions and qualifications. For more details, see “Description of Notes—Certain Covenants.”

Trading and Listing	The notes will not be listed on any securities exchange. The notes are new issues of securities for which there is currently no public trading market. Although certain of the underwriters have informed us that they intend to make a market in the notes, they are not obligated to do so, and any such market making may be discontinued at any time without notice. There is no assurance that a liquid market for the notes will develop or be maintained. See “Risk Factors—Risks Relating to the Notes and Our Debt Structure—There is no public market for the notes, a market may not develop and you may have to hold your notes to maturity.”

Use of Proceeds	We expect to receive net proceeds of approximately $ from the sale of the notes to the underwriters, after deducting the underwriting discounts and estimated offering expenses payable by us.

We intend to use the net proceeds from this offering to repay outstanding borrowings under the Revolver. See “Use of Proceeds.”

Risk Factors

See the “Risk Factors” sections beginning on page S-8 of this prospectus supplement, page 3 of the accompanying prospectus, page 9 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 and page 36 of our Quarterly Report on Form 10-Q for the period ended September 30, 2018, as updated by annual, quarterly and other reports and documents we file with the SEC that are incorporated by reference herein, for a discussion of factors to which you should refer and carefully consider prior to making an investment in the notes.

Corporate Structure

The chart below depicts, as of September 30, 2018, our summary and simplified corporate structure and our approximate outstanding indebtedness (not all subsidiaries of CCIC are represented), after giving effect to this offering and the application of the net proceeds therefrom to repay outstanding indebtedness under the Revolver. See “Use of Proceeds.”(1)

(1)

Outstanding indebtedness amounts in this chart exclude (i) the aggregate principal amount of indebtedness repurchased and held by the Company as of September 30, 2018 and (ii) intercompany indebtedness, including intercompany indebtedness held in connection with Exchange Act risk retention requirements. This chart does not reflect unamortized adjustments on long term debt and unamortized deferred financing costs. See “Capitalization.”

(2)

On January 21, 2016, we entered into a credit facility with the lenders and issuing banks from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent (“Credit Facility”). In February 2017, August 2017 and June 2018, we amended the agreement governing the Credit Facility. The Credit Facility consists of a $2.5 billion senior unsecured term loan A facility (“Term Loan”) and a $4.25 billion senior unsecured revolving credit facility (“Revolver”).

As of January 28, 2019, we had approximately $990 million of outstanding indebtedness under the Revolver, and we had approximately $3.2 billion of unused borrowing availability under the Revolver. See “Capitalization.” Our obligations under the Credit Facility are unsecured and are not guaranteed by any of our subsidiaries. Pursuant to the terms of the Credit Facility, if certain of CCIC’s subsidiaries guarantee certain existing bonds of CCIC, such subsidiaries would be required to guarantee the Credit Facility so long as such bonds are guaranteed.

(3)

If the Series 2015-1, Class C-2022, Series 2015-2, Class C-2025, Series 2018-1, Class C-2023 and Series 2018-2, Class C-2028 Senior Secured Tower Revenue Notes (together, “Senior Secured Tower Revenue Notes”) are not repaid in full by their respective anticipated repayment dates in 2022, 2023, 2025 and 2028, as applicable, then substantially all of the cash flows of the issuers of such Senior Secured Tower Revenue Notes must be applied to make principal payments on the applicable series and class of Senior Secured Tower Revenue Notes thereafter. In addition, if the Senior Secured Tower Revenue Notes are not repaid in full by their respective anticipated repayment dates, then the interest rates on the applicable series and class of such Senior Secured Tower Revenue Notes will increase as provided therein. See “Capitalization.”

(4)

Scheduled principal payments on the Series 2009-1 notes, Class A-1, are payable on each monthly payment date until August 2019. Beginning in September 2019, scheduled principal payments on the Series 2009-1 notes, Class A-2, will be payable on each monthly payment date until August 2029.

RISK FACTORS

Investing in the notes involves risks. Before purchasing any notes, you should carefully consider the specific factors discussed below, together with all the other information contained in this prospectus supplement, the accompanying prospectus, any free writing prospectus prepared by us or on our behalf we may provide to you in connection with this offering and the documents incorporated and deemed to be incorporated by reference herein and therein. For a further discussion of the risks, uncertainties and assumptions relating to our business, please see the discussion under the caption “Risk Factors” included in our Annual Report on Form 10-K for the year ended December 31, 2017 and our Quarterly Report on Form 10-Q for the period ended September 30, 2018, as updated by our annual, quarterly and other reports and documents we file with the SEC that are incorporated by reference in this prospectus supplement and the accompanying prospectus. The risks described below are not the only risks that we face. Additional risks and uncertainties not currently known to us or that we currently deem immaterial may also impair our business operations. Any of these risks may have a material adverse effect on our business, financial condition, results of operations and cash flows. In such a case, you may lose all or part of your investment in the notes.

Risks Relating to Our Business

The risks, uncertainties and assumptions associated with our business include:

•

Our business depends on the demand for our communications infrastructure, driven primarily by demand for data, and we may be adversely affected by any slowdown in such demand. Additionally, a reduction in the amount or change in the mix of network investment by our customers may materially and adversely affect our business (including reducing demand for tenant additions or services).

•

A substantial portion of our revenues is derived from a small number of customers, and the loss, consolidation or financial instability of any of such customers may materially decrease revenues or reduce demand for our communications infrastructure and services.

•

The expansion or development of our business, including through acquisitions, increased product offerings or other strategic growth opportunities, may cause disruptions in our business, which may have an adverse effect on our business, operations or financial results. Additionally, we may fail to realize all of the anticipated benefits of our November 2017 acquisition of LTS Group Holdings LLC, or those benefits may take longer to realize than expected.

•

Our Fiber segment has expanded rapidly, and the Fiber business model contains certain differences from our Towers business model, resulting in different operational risks. If we do not successfully operate our Fiber business model or identify or manage the related operational risks, such operations may produce results that are less than anticipated.

•	Failure to timely and efficiently execute on our construction projects could adversely affect our business.

•

Our substantial level of indebtedness could adversely affect our ability to react to changes in our business, and the terms of our debt instruments and our 6.875% Mandatory Convertible Preferred Stock, Series A, par value $0.01 per share (“6.875% Convertible Preferred Stock”), limit our ability to take a number of actions that our management might otherwise believe to be in our best interests. In addition, if we fail to comply with our covenants, our debt could be accelerated.

•

We have a substantial amount of indebtedness. In the event we do not repay or refinance such indebtedness, we could face substantial liquidity issues and might be required to issue equity securities or securities convertible into equity securities, or sell some of our assets to meet our debt payment obligations.

•	Sales or issuances of a substantial number of shares of our common stock or securities convertible into shares of our common stock may adversely affect the market price of our common stock.

•	As a result of competition in our industry, we may find it more difficult to negotiate favorable rates on our new or renewing tenant contracts.

•	New technologies may reduce demand for our communications infrastructure or negatively impact our revenues.

•

If we fail to retain rights to our communications infrastructure, including the land interests under our towers and the right-of-way and other agreements related to our small cells and fiber solutions, our business may be adversely affected.

•	Our services business has historically experienced significant volatility in demand, which reduces the predictability of our results.

•	New wireless technologies may not deploy or be adopted by customers as rapidly or in the manner projected.

•	If we fail to comply with laws or regulations which regulate our business and which may change at any time, we may be fined or even lose our right to conduct some of our business.

•

If radio frequency emissions from wireless handsets or equipment on our communications infrastructure are demonstrated to cause negative health effects, potential future claims could adversely affect our operations, costs or revenues.

•

Certain provisions of our restated certificate of incorporation, amended and restated by-laws and operative agreements, and domestic and international competition laws may make it more difficult for a third party to acquire control of us or for us to acquire control of a third party, even if such a change in control would be beneficial to our stockholders.

•	We may be vulnerable to security breaches that could adversely affect our operations, business and reputation.

Risks Relating to Our REIT Status

The risks, uncertainties and assumptions associated with our REIT status include:

•

Future dividend payments to our stockholders will reduce the availability of our cash on hand available to fund future discretionary investments, and may result in a need to incur indebtedness or issue equity securities to fund growth opportunities. In such event, the then-current economic, credit market or equity market conditions will impact the availability or cost of such financing, which may hinder our ability to grow our per share results of operations.

•

Remaining qualified to be taxed as a REIT involves highly technical and complex provisions of the U.S. Internal Revenue Code of 1986, as amended (“Code”). Failure to remain qualified as a REIT would result in our inability to deduct dividends to stockholders when computing our taxable income, which would reduce our available cash.

•

If we fail to pay scheduled dividends on our 6.875% Convertible Preferred Stock, in cash, common stock, or any combination of cash and common stock, we will be prohibited from paying dividends on our common stock, which may jeopardize our status as a REIT.

•

Complying with REIT requirements, including the 90% distribution requirement, may limit our flexibility or cause us to forgo otherwise attractive opportunities, including certain discretionary investments and potential financing alternatives.

•	REIT related ownership limitations and transfer restrictions may prevent or restrict certain transfers of our capital stock.

The present U.S. federal income tax treatment of REITs is subject to change, possibly with retroactive effect, by legislative, judicial or administrative action at any time, and any such change might adversely affect our REIT status or benefits or our business.

Risks Relating to the Notes and Our Debt Structure

We are a holding company. Holders of the notes will be structurally subordinated to all our subsidiaries’ indebtedness and obligations, and the notes will be unsecured obligations.

We conduct all of our operations through our subsidiaries. Accordingly, our only source of cash to pay interest and principal on our outstanding indebtedness is distributions relating to our ownership interests in our subsidiaries from the net earnings and cash flow generated by such subsidiaries or from proceeds of debt or equity offerings. Earnings and cash flow generated by our subsidiaries are first applied by such subsidiaries to conduct their operations, including the service of their respective debt obligations under our subsidiaries’ Senior Secured Tower Revenue Notes, 3.849% Senior Secured Notes due 2023 and Senior Secured Series 2009-1 notes (“Series 2009-1 notes”), as the case may be, after which any excess cash flow generally may be paid to us, in the absence of any special conditions such as a continuing event of default. However, our subsidiaries are legally distinct from us and, unless they guarantee such debt, have no obligation to pay amounts due on our debt or to make funds available to us for such payment.

The notes will be structurally subordinated to all existing and future liabilities and obligations of our subsidiaries. The indenture governing the notes will permit our subsidiaries to incur additional indebtedness and will not contain any limitation on the amount of other liabilities, such as trade payables, that may be incurred by those subsidiaries. In addition, the indenture governing the notes will contain only certain limitations on the ability of such subsidiaries to grant liens on their assets to secure their indebtedness. The indenture governing the notes also will not restrict our ability to refinance indebtedness of CCIC with indebtedness of one of its subsidiaries. After giving effect to this offering and the application of the net proceeds therefrom to repay outstanding indebtedness under the Revolver, as of September 30, 2018, we would have had a total of approximately $                billion of outstanding indebtedness, all of which would have been unsecured, and our subsidiaries would have had a total of approximately $                billion of outstanding indebtedness, all of which would have been secured. As of January 28, 2019, we had a total of approximately $3.2 billion of unused borrowing availability under the Revolver. Under the terms of our subsidiary debt, the ability of certain of our subsidiaries to pay dividends or make distributions to us may be materially restricted.

There can be no assurance that our subsidiaries will generate sufficient cash flow to meet their respective obligations under the applicable debt instruments, nor can we give assurance that excess cash flow, if any, of our subsidiaries will be available for payment to us or sufficient to satisfy our debt obligations, including interest and principal payments on the notes. For example, the terms of our Senior Secured Tower Revenue Notes and Series 2009-1 notes place certain restrictions on the ability of the subsidiaries that are the issuers of such debt to pay excess cash flow to us if a specified debt service coverage ratio (as defined in the applicable governing agreement) as of the end of any calendar quarter falls below a certain level. In addition, in the event we do not repay our Senior Secured Tower Revenue Notes by their respective anticipated repayment dates in 2022, 2023, 2025 and 2028, as applicable, then substantially all the cash flow of the issuers of such notes must be applied to make principal payments on the Senior Secured Tower Revenue Notes. Scheduled principal payments on the Series 2009-1 notes, Class A-1, are payable on each monthly payment date until August 2019, and beginning in September 2019, scheduled principal payments on the Series 2009-1 notes, Class A-2, will be payable on each monthly payment date until August 2029.

CCIC’s obligations under the Credit Facility are unsecured obligations of CCIC and are not guaranteed by any of CCIC’s subsidiaries. However, pursuant to the terms of the Credit Facility, if certain of CCIC’s subsidiaries guarantee certain existing bonds of CCIC, such subsidiaries would be required to guarantee the Credit Facility for so long as such bonds are guaranteed. Those existing bonds of CCIC include a provision that would require certain subsidiaries of CCIC to guarantee those bonds if in the future those subsidiaries guarantee, or pledge their assets to secure, other debt of CCIC, although such provision does not apply if those bonds have investment grade ratings. The notes also will be senior unsecured obligations of CCIC. The notes will rank equally with all of CCIC’s other existing and future senior unsecured indebtedness, including CCIC’s obligations under the Credit Facility and CCIC’s existing bonds, and senior to all of CCIC’s future subordinated indebtedness. The notes will effectively rank junior to all of our secured indebtedness to the extent of the value of the assets securing such indebtedness. Accordingly, even if an event of default exists under the indenture governing the notes, our secured lenders could foreclose on our assets and those of our subsidiaries in which they have been granted a security interest, in each case to the exclusion of any holder of the notes. In addition, in the event of our bankruptcy, liquidation, reorganization or other winding up, our assets that secure indebtedness will be available to pay obligations on the notes only after all such secured indebtedness has been repaid in full from such assets. As a result, there may not be sufficient assets remaining to pay amounts due on any or all of the notes then outstanding.

We have a substantial amount of indebtedness. In the event we do not repay or refinance such indebtedness, we could face substantial liquidity issues and might be required to issue equity securities or securities convertible into equity securities, or sell some of our assets to meet our debt payment obligations.

We have a substantial amount of indebtedness. After giving effect to this offering and the application of the net proceeds therefrom to repay outstanding indebtedness under the Revolver, as of September 30, 2018, we would have had a total of approximately $                billion of outstanding indebtedness, all of which we will need to refinance or repay in the future. There can be no assurances we will be able to refinance our indebtedness (1) on commercially reasonable terms, (2) on terms, including with respect to interest rates, as favorable as our current debt or (3) at all.

Economic conditions and the credit markets have historically experienced, and may continue to experience, periods of volatility, uncertainty, or weakness that could impact the availability or cost of debt financing, including any refinancing of the obligations described above or on our ability to draw the full amount of the Revolver, that, as of January 28, 2019, had $3.2 billion of undrawn availability.

If we are unable to repay or refinance our debt, we cannot guarantee that we will be able to generate enough cash flows from operations or that we will be able to obtain enough capital to service our debt, fund our planned capital expenditures or pay future dividends. In such an event, we could face substantial liquidity issues and might be required to issue equity securities or securities convertible into equity securities, or sell some of our assets to meet our debt payment obligations. Failure to repay or refinance indebtedness when required could result in a default under such indebtedness and materially restrict our ability to pay amounts due on the notes. If we incur additional indebtedness, any such indebtedness could exacerbate the risks described above.

Our substantial level of indebtedness could adversely affect our ability to react to changes in our business, and the terms of our debt instruments and our 6.875% Convertible Preferred Stock limit our ability to take a number of actions that our management might otherwise believe to be in our best interests. In addition, if we fail to comply with our covenants, our debt could be accelerated.

We have a substantial amount of indebtedness (approximately $16.4 billion as of September 30, 2018). As a result of our substantial indebtedness:

•	we may be more vulnerable to general adverse economic or industry conditions;

•	we may find it more difficult to obtain additional financing to fund discretionary investments or other general corporate requirements or to refinance our existing indebtedness;

•	we may have more difficulty satisfying our obligations with respect to the notes;

•

we are or will be required to dedicate a substantial portion of our cash flows from operations to the payment of principal or interest on our debt, thereby reducing the available cash flows to fund other projects, including certain discretionary investments;

•	we may have limited flexibility in planning for, or reacting to, changes in our business or in the industry;

•	we may have a competitive disadvantage relative to other companies in our industry with less debt;

•	we may be adversely impacted by changes in interest rates;

•	we may be adversely impacted by changes to credit ratings related to our debt instruments;

•	we may be required to issue equity securities or securities convertible into equity or sell some of our assets, possibly on unfavorable terms, in order to meet payment obligations;

•	we may be limited in our ability to take advantage of strategic business opportunities, including communications infrastructure development or mergers and acquisitions; and

•

we could fail to remain qualified for taxation as a REIT as a result of limitations on our ability to declare and pay dividends to stockholders as a result of restrictive covenants in our debt instruments or the terms of our 6.875% Convertible Preferred Stock.

Currently we have debt instruments in place that limit in certain circumstances our ability to incur additional indebtedness, pay dividends, create liens, sell assets, or engage in certain mergers and acquisitions, among other things. In addition, the Credit Facility contains financial maintenance covenants. Our ability to comply with these covenants or to satisfy our debt obligations will depend on our future operating performance. If we violate the restrictions in our debt instruments or fail to comply with our financial maintenance covenants, we will be in default under those instruments, which in some cases would cause the maturity of a substantial portion of our long-term indebtedness, including the notes, to be accelerated. Furthermore, if the limits on our ability to pay dividends prevent us from satisfying our REIT distribution requirements, we could fail to remain qualified for taxation as a REIT. If these limits do not jeopardize our qualification for taxation as a REIT but nevertheless prevent us from distributing 100% of our REIT taxable income, we will be subject to federal and state corporate income taxes, and potentially a nondeductible excise tax, on our undistributed taxable income. If our operating subsidiaries were to default on their debt, the trustee could seek to foreclose the collateral securing such debt, in which case we could lose the communications infrastructure and the revenues associated with such communications infrastructure.

We may not be able to purchase the notes upon the occurrence of a Change of Control Triggering Event, which would result in a default under the indenture governing the notes and would adversely affect our business and financial condition.

Upon the occurrence of a Change of Control Triggering Event (See “Description of Notes—Certain Definitions—Change of Control Triggering Event”), each holder of the notes will have the right to require us to repurchase all or any part of such holder’s notes at 101% of the principal amount thereof plus accrued and unpaid interest, if any, to but excluding the purchase date. We may not have sufficient funds available to make any required repurchases of the notes, and we may be unable to receive distributions or advances from our subsidiaries in the future sufficient to meet such repurchase obligation. In addition, a change of control may also accelerate obligations to repurchase amounts outstanding under our and our subsidiaries’ indebtedness and require us (or our subsidiaries), among other things, to make similar offerings in respect of our and their outstanding indebtedness. In addition, restrictions under future debt instruments may not permit us to repurchase the notes. If we fail to repurchase notes of any series in that circumstance, we will be in default under the indenture governing the notes. See “Description of Notes—Repurchase of Notes upon a Change of Control Triggering Event.”

There is no public market for the notes, a market may not develop and you may have to hold your notes to maturity.

The notes are new issues of securities and there is no existing trading market for the notes. We do not intend to apply for the notes to be listed on any securities exchange. We have been advised by certain of the underwriters that they intend to make a market in the notes, as permitted by applicable law and regulations. However, they are not obligated to do so and may discontinue any market making activities with respect to the notes at any time without notice. If a trading market for the notes develops, no assurance can be given as to how liquid that trading market will be. If any of the notes are traded after their initial issuance, they may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar securities and other factors, including general economic conditions and our financial condition, performance and prospects.

Under U.S. federal and state fraudulent transfer or conveyance statutes, a court could void our obligations or take other actions detrimental to the holders of the notes.

The issuance of the notes may be subject to review under U.S. bankruptcy law and comparable provisions of state fraudulent transfer or conveyance laws if a bankruptcy case or lawsuit is commenced by or against us or if a lawsuit is commenced against us by unpaid creditors. Under these laws, if a court were to find in such a bankruptcy or reorganization case or lawsuit that, at the time we issued the notes, we:

(1)	issued the notes with the intent to delay, hinder or defraud present or future creditors; or

(2)	(a) received less than reasonably equivalent value or fair consideration for issuing the notes; and

(b)	at the time we issued the notes:

(i)	were insolvent or rendered insolvent by reason of issuing the notes;

(ii)	were engaged, or about to engage, in a business or transaction for which our remaining assets constituted unreasonably small capital to carry on our businesses; or

(iii)

intended to incur, or believed or reasonably should have believed that we would incur, debts beyond our ability to pay such debts as they matured or became due; then, in either case, a court of competent jurisdiction could (1) void, in whole or in part, the notes and direct the repayment of any amounts paid thereunder to our other creditors, (2) subordinate the notes to our other debt or (3) take other actions detrimental to the holders of the notes.

The measure of insolvency will vary depending upon the law applied in the case. Generally, however, a person would be considered insolvent if the sum of its debts, including contingent liabilities, was greater than all of its assets at fair valuation or if the present fair saleable value of its assets was less than the amount that would be required to pay the probable liability on its existing debts, including contingent liabilities, as they become absolute and matured. An entity may be presumed to be insolvent if it is not paying its debts as they became due.

We cannot predict:

•

what standard a court would apply in order to determine whether we were insolvent as of the date we issued the notes or whether, regardless of the method of valuation, a court would determine that we were insolvent on that date; or

•	whether a court would determine that the payments constituted fraudulent transfers or conveyances on other grounds.

In addition, under U.S. federal bankruptcy law, if a bankruptcy case were initiated by or against us within 90 days after a payment by us with respect to the notes, if we were insolvent at the time of such payment and if certain other conditions were met, all or a portion of such payment could be avoided as a preferential transfer and the recipient of such payment could be required to return such payment to us for distribution to other creditors. Certain states have enacted similar insolvency statutes with varying periods and other provisions.

USE OF PROCEEDS

We expect to receive net proceeds of approximately $                from the sale of the notes to the underwriters, after deducting the underwriting discounts and estimated offering expenses payable by us. We intend to use the net proceeds from this offering to repay outstanding borrowings under the Revolver. Borrowings under the Revolver bear interest, at our option, at either (x) LIBOR plus a credit spread ranging from 1.000% to 1.750% per annum or (y) an alternate base rate plus a credit spread ranging from 0.000% to 0.750% per annum, in each case with the applicable credit spread based on our senior unsecured debt rating. As of September 30, 2018, the effective rate was approximately 3.5%. Borrowings and commitments under the Revolver will mature or terminate, as applicable, in June 2023.

Certain of the underwriters or their respective affiliates are lenders under the Credit Facility and affiliates of certain underwriters serve other roles under the Credit Facility. As a result, certain of the underwriters or their affiliates will receive a portion of the net proceeds from this offering. See “Underwriting.”

CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization as of September 30, 2018:

•	on an actual basis; and

•	on an as adjusted basis after giving effect to this offering and the application of the net proceeds therefrom to repay outstanding indebtedness under the Revolver.

The following data are qualified in their entirety by our financial statements and other information incorporated by reference herein. You should read this table in conjunction with those financial statements and such other information, the “Risk Factors” sections of this prospectus supplement, the accompanying prospectus, our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 and our Quarterly Report on Form 10-Q for the period ended September 30, 2018 and “Use of Proceeds.”

	Actual(6)	As Adjusted(6)
	(dollars in millions)
	(unaudited)	(unaudited)
Cash and Cash Equivalents(1)(7)	$323	$

Long-Term Debt:
Credit Facility:
Term Loan (maturing in June 2023)	2,368		2,368
Revolver (maturing in June 2023)(2)	805
Senior Secured Notes, Series 2009-1(3)(4)	87		87
2015 Senior Secured Tower Revenue Notes(5)	991		991
2018 Senior Secured Tower Revenue Notes(5)	987		987
3.400% Senior Notes due 2021	850		850
2.250% Senior Notes due 2021	696		696
4.875% Senior Notes due 2022	844		844
5.250% Senior Notes due 2023	1,641		1,641
3.150% Senior Notes due 2023	742		742
3.849% Senior Secured Notes due 2023	994		994
3.200% Senior Notes due 2024	743		743
4.450% Senior Notes due 2026	892		892
3.700% Senior Notes due 2026	743		743
4.000% Senior Notes due 2027	494		494
3.650% Senior Notes due 2027	992		992
3.800% Senior Notes due 2028	988		988
% Senior Notes due 2029 offered hereby	—
4.750% Senior Notes due 2047	343		343
% Senior Notes due 2049 offered hereby	—
Capital Leases and Other Obligations	224		224

Total Debt	$16,424	$

Less Current Maturities and Short-Term Debt	$111	$

Total Long-Term Debt	$16,313	$

Total Crown Castle International Corp. Stockholders’ Equity	$12,295		$12,295

Total Capitalization	$28,719	$

(1)	Exclusive of restricted cash.
(2)

As of January 28, 2019, we had approximately $990 million of outstanding indebtedness under the Revolver and approximately $3.2 billion of unused borrowing availability under the Revolver. We intend to apply the net proceeds from this offering to repay outstanding indebtedness under the Revolver.

(3)	Includes Senior Secured Notes, Series 2009-1, Class A-1 and Senior Secured Notes, Series 2009-1, Class A-2.
(4)

Excludes Senior Secured Notes, Series 2009-1, Class A-2 that have been repurchased by the Company. As of September 30, 2018, we had repurchased and held approximately $5 million of Senior Secured Notes, Series 2009-1, Class A-2. See “The Offering—Corporate Structure.”

(5)

If the Senior Secured Tower Revenue Notes are not repaid in full by their respective anticipated repayment dates in 2022, 2023, 2025 and 2028, as applicable, then substantially all of the cash flows of the issuers of such Senior Secured Tower Revenue Notes must be applied to make principal payments on the applicable series and class of Senior Secured Tower Revenue Notes thereafter. In addition, if the Senior Secured Tower Revenue Notes are not repaid in full by their respective anticipated repayment dates, then the interest rates on the applicable series and class of such Senior Secured Tower Revenue Notes will increase by the greater of (i) 5% per annum over their current rates or (ii) the amount, if any, by which the sum of the following exceeds the note rate for a class of Senior Secured Tower Revenue Notes: the yield to maturity on the applicable anticipated repayment date of the United States treasury security having a term closest to 10 years, plus 5%, plus the post-anticipated repayment date spread for such class of Senior Secured Tower Revenue Notes.

(6)	Balances reflect debt issuance costs as a direct reduction from the respective carrying amounts of debt, except debt issuance costs associated with the Revolver.
(7)

As adjusted Cash and Cash Equivalents would be increased by any net proceeds from this offering in excess of the amount of indebtedness outstanding under the Revolver as of September 30, 2018. Such excess net proceeds will be used to repay indebtedness outstanding under the Revolver as of the closing date of this offering.

DESCRIPTION OF NOTES

General

You can find the definitions of certain terms used in the following description under the subheading “—Certain Definitions.” In this summary, unless otherwise indicated or the context otherwise requires, the words “CCIC,” “we,” “our” and “us” refer only to Crown Castle International Corp. and not to any of its subsidiaries. The     % Senior Notes due 2029 offered hereby (“2029 notes”) and the     % Senior Notes due 2049 offered hereby (“2049 notes”) are referred to herein collectively as the “notes.” Unless otherwise indicated, for all purposes of this “Description of Notes,” references to the notes are references to the notes offered hereby together.

CCIC will issue the notes under an indenture and a supplemental indenture (together, “indenture”), each to be dated on or around                 , 2019, between itself and The Bank of New York Mellon Trust Company, N.A., as trustee. The terms of the notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended (“Trust Indenture Act”). In this summary, references to “date of the indenture” or to “date of the supplemental indenture” refer to the date that the supplemental indenture related to the notes is executed.

The following description is a summary of the material provisions of the notes and the indenture. You should carefully read the following description and the description of the general terms and provisions of our debt securities set forth in the accompanying prospectus under the caption “Description of Debt Securities” before investing in the notes. The following description supplements and, only to the extent inconsistent therewith, replaces the description of the general terms and provisions of our debt securities set forth in the accompanying prospectus with respect to the notes. Capitalized terms used but not otherwise defined in this description have the meanings set forth in the accompanying prospectus under the caption “Description of Debt Securities.” This description does not restate the indenture in its entirety. We urge you to read the indenture, because it, and not this description, defines your rights as Holders. You may request copies of the indenture at our address set forth under the heading “Where You Can Find More Information” in this prospectus supplement. A copy of the indenture will be available upon request to CCIC.

Brief Description of the Notes

The notes will:

•	be senior unsecured obligations of CCIC;

•	rank equally with all existing and future senior indebtedness of CCIC;

•	rank senior to all future subordinated indebtedness of CCIC;

•	effectively rank junior to all secured indebtedness to the extent of the value of the assets securing such indebtedness of CCIC; and

•	be structurally subordinated to all existing and future liabilities and obligations of CCIC’s subsidiaries.

The 2029 notes accrue interest from                , 2019, at a rate of    % per annum, payable semi-annually, commencing on                , 2019, and will mature on                , 2029. The 2049 notes accrue interest from                , 2019, at a rate of    % per annum, payable semi-annually, commencing on                 , 2019, and will mature on                 , 2049.

CCIC has covenanted that it will offer to repurchase notes under the circumstances described in the indenture upon a Change of Control Triggering Event.

The indenture also contains covenants with respect to the following:

•	Liens;

•	merger, consolidation or sale of all or substantially all assets; and

•	reports.

The operations of CCIC are conducted through its subsidiaries and, therefore, CCIC depends on the cash flow of its subsidiaries to meet its obligations, including its obligations under the notes. CCIC’s subsidiaries will not be guarantors of the notes, and the notes will be structurally subordinated to all Indebtedness, including all borrowings under the Senior Secured Tower Revenue Notes (as defined in “The Offering—Corporate Structure”), the GS V Notes, the Senior Secured Notes, Series 2009-1, Class A-1, the Senior Secured Notes, Series 2009-1, Class A-2 and other liabilities and commitments, including trade payables and lease obligations, of CCIC’s subsidiaries. Any right of CCIC to receive assets of any of its subsidiaries upon the liquidation or reorganization of the subsidiaries, and the consequent right of the Holders to receive the proceeds of those assets, will be effectively subordinated to the claims of that subsidiary’s creditors, except to the extent that CCIC is itself recognized as a creditor of such subsidiary. If CCIC is recognized as a creditor of such subsidiary, the claims of CCIC would still be subordinate in right of payment to any security interest in the assets of that subsidiary and any indebtedness of that subsidiary senior to that held by CCIC. After giving effect to this offering and the application of the net proceeds therefrom to repay outstanding indebtedness under the Revolver (as defined in “The Offering—Corporate Structure”), as of September 30, 2018, CCIC would have had a total of approximately $                 billion of outstanding indebtedness, all of which would have been unsecured, and CCIC’s subsidiaries would have had a total of approximately $                 billion of outstanding indebtedness, all of which would have been secured. As of January 28, 2019, CCIC had a total of approximately $3.2 billion of unused revolving borrowing availability under the Credit Facility (as defined in “The Offering—Corporate Structure”). The provisions of the Senior Secured Tower Revenue Notes, the GS V Notes, the Senior Secured Notes, Series 2009-1, Class A-1 and the Senior Secured Notes, Series 2009-1, Class A-2 contain certain restrictions on the ability of those subsidiaries to dividend or distribute cash flow or assets to CCIC. See “Risk Factors—Risks Relating to the Notes and Our Debt Structure—We are a holding company. Holders will be structurally subordinated to all our subsidiaries’ indebtedness and obligations, and the notes will be unsecured obligations.”

As of the date of the indenture, all of CCIC’s Subsidiaries will be subject to the restrictive covenants set forth in the indenture. However, under certain circumstances, CCIC may designate current or future subsidiaries as Unrestricted Subsidiaries. Crown Castle Investment Corp. and Crown Castle Investment II Corp. and their respective subsidiaries are Unrestricted Subsidiaries. Unrestricted Subsidiaries are not subject to the restrictive covenants set forth in the indenture. None of CCIC’s subsidiaries will guarantee the notes.

Principal, Maturity and Interest

The 2029 notes initially will be limited in aggregate principal amount to $                 and will mature on                 , 2029. The 2049 notes initially will be limited in aggregate principal amount to $                 and will mature on                , 2049. The indenture will allow CCIC to issue an unlimited principal amount of notes in addition to the notes being sold in the offering. The issuance of any of those additional notes will be subject to CCIC’s ability to incur Indebtedness under the Credit Facility and any applicable restrictions in the instruments governing CCIC’s other indebtedness. So long as CCIC maintains an investment grade rating by both S&P and Moody’s, certain of the restrictions in such other indebtedness will not apply to CCIC or its subsidiaries. Any such additional notes will be treated as part of the same class and series as the applicable notes issued in this offering for purposes of voting under the indenture, although they may bear a separate CUSIP number. CCIC will issue the notes in denominations of $2,000 and integral multiples of $1,000 thereafter.

Interest on the 2029 notes will accrue at the rate of     % per annum and interest on the 2049 notes will accrue at the rate of     % per annum, in each case payable in United States dollars semi-annually in arrears on                  and                 , commencing on                 , 2019. CCIC will make each interest payment to Holders of record on the immediately preceding                  and                .

Interest on the notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of the indenture. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Methods of Receiving Payments on the Notes

If a Holder has given wire transfer instructions to CCIC, CCIC will make all payments of principal, premium and interest, if any, on that Holder’s notes in accordance with those instructions. All other payments on the notes will be made at the office or agency of the paying agent and registrar for the notes within the City and State of New York unless CCIC elects to make interest payments by check mailed to the Holders at their address set forth in the register of Holders.

Paying Agent and Registrar for the Notes

The trustee will initially act as the paying agent and registrar for the notes. CCIC may change the paying agent or registrar under the indenture without prior notice to the Holders, and CCIC or any of its subsidiaries may act as paying agent or registrar under the indenture.

Transfer and Exchange

A Holder may transfer or exchange notes in accordance with the indenture. The registrar and the trustee may require a Holder to furnish appropriate endorsements and transfer documents in connection with a transfer of notes. Holders will be required to pay all taxes due on transfer. CCIC is not required to transfer or exchange any notes selected for redemption. Also, CCIC is not required to transfer or exchange any notes for a period of 15 days before a selection of notes to be redeemed.

Optional Redemption

At our option, we may redeem the notes at any time in whole or in part. If we elect to redeem the 2029 notes prior to                , 2028 (the date that is three months prior to their maturity date) or the 2049 notes prior to                , 2048 (the date that is six months prior to their maturity date), we will pay a redemption price in respect of the notes to be redeemed equal to the greater of the following amounts, plus, in each case, accrued and unpaid interest thereon to but excluding the redemption date:

•	100% of the aggregate principal amount of the notes to be redeemed; or

•	the sum of the present values of the Remaining Scheduled Payments.

In determining the present values of the Remaining Scheduled Payments of notes being redeemed, we will discount such payments to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) using a discount rate equal to the Treasury Rate plus                  basis points with respect to the 2029 notes and                  basis points with respect to the 2049 notes.

If we elect to redeem the 2029 notes on or after                 , 2028 (the date that is three months prior to their maturity date) or the 2049 notes on or after                 , 2048 (the date that is six months prior to their maturity date), we will pay a redemption price equal to 100% of the aggregate principal amount of the notes to be redeemed plus accrued and unpaid interest thereon to but excluding the redemption date.

The following terms are relevant to the determination of the redemption price:

“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the series of notes to be redeemed (assuming for such purpose that the 2029 notes matured on                 , 2028 (the date that is three months prior to their maturity date) and the 2049 notes matured on                 , 2048 (the date that is six months prior to their maturity date)) that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such notes.

“Comparable Treasury Price” means (1) the arithmetic average of the Reference Treasury Dealer Quotations for the redemption date after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if we are given fewer than four Reference Treasury Dealer Quotations, the arithmetic average of all Reference Treasury Dealer Quotations for such redemption date.

“Independent Investment Banker” means the Reference Treasury Dealer as may be appointed from time to time by us.

“Reference Treasury Dealer” means Barclays Capital Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities LLC, TD Securities (USA) LLC and a primary U.S. securities dealer selected by MUFG Securities Americas Inc. and each of their respective successors, and any other primary U.S. Government securities dealers in New York City selected by us.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the arithmetic average, as determined by us, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to us by such Reference Treasury Dealer by 3:30 p.m., New York City time, on the third business day preceding such redemption date.

“Remaining Scheduled Payments” means, with respect to the applicable series of notes to be redeemed, the remaining scheduled payments of the principal thereof and interest thereon that would be due after the related redemption date but for such redemption if such notes matured on                 , 2028 (the date that is three months prior to their maturity date), in the case of the 2029 notes, or                 , 2048 (the date that is six months prior to their maturity date), in the case of the 2049 notes; provided, however, that, if such redemption date is not an interest payment date with respect to such note, the amount of the next scheduled interest payment thereon will be reduced by the amount of interest accrued thereon to such redemption date.

“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity (computed as of the third business day immediately preceding that redemption date) of the Comparable Treasury Issue. In determining this rate, we assume a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

Selection and Notice

If less than all of the notes are to be redeemed at any time, the notes to be redeemed will be selected in accordance with the procedures of the depositary, which initially is The Depository Trust Company (“DTC”), or its successor or nominee.

No notes of $2,000 of principal amount or less will be redeemed in part. Notices of redemption will be sent by first class mail at least 15 but not more than 60 days before the redemption date to each Holder of notes to be redeemed at its registered address. Notices of redemption may be conditional and, at our discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied.

If any note is to be redeemed in part only, the notice of redemption that relates to such note shall state the portion of the principal amount of that note to be redeemed. A new note in principal amount equal to the unredeemed portion of the original note presented for redemption will be issued in the name of the Holder thereof upon cancellation of the original note. Notes called for redemption, subject to any condition included in such notice of redemption, become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on notes or portions of them called for redemption unless CCIC defaults on payment of the redemption price.

Repurchase of Notes upon a Change of Control Triggering Event

If a Change of Control Triggering Event occurs with respect to a series of notes, each Holder will have the right to require CCIC to repurchase all or any part, equal to $2,000 or an integral multiple of $1,000 thereafter, of such Holder’s notes pursuant to the offer described below (“Change of Control Offer”). The offer price in any

Change of Control Offer will be payable in cash and will be 101% of the aggregate principal amount of any notes repurchased plus accrued and unpaid interest on such notes, if any (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), to the date of purchase (“Change of Control Payment”). Within 30 days following any Change of Control Triggering Event and subject to certain limitations described below, CCIC will send a notice to each Holder describing the transaction or transactions that constitute the Change of Control Triggering Event and offering to repurchase notes on the date specified in the notice (“Change of Control Payment Date”). The Change of Control Payment Date will be no earlier than 30 days and no later than 60 days from the date the notice is sent, pursuant to the procedures required by the indenture and described in such notice.

On the Change of Control Payment Date, CCIC will, to the extent lawful:

(1)	accept for payment all notes or portions of the notes properly tendered and not withdrawn pursuant to the Change of Control Offer;

(2)	deposit with the paying agent an amount equal to the Change of Control Payment in respect of all notes or portions of notes properly tendered and not withdrawn; and

(3)

deliver or cause to be delivered to the trustee the notes so accepted together with an officers’ certificate stating the aggregate principal amount of notes or portions of the notes being purchased by CCIC.

The paying agent will promptly send to each Holder of notes properly tendered and not withdrawn the Change of Control Payment for such notes, and the trustee will promptly authenticate and mail, or cause to be transferred by book entry, to each Holder a new note equal in principal amount to any unpurchased portion of the notes surrendered, if any; provided that the new note will be in a principal amount of $2,000 or an integral multiple of $1,000 thereafter. Any note so accepted for payment will cease to accrue interest on and after the Change of Control Payment Date.

The Change of Control provisions described above will be applicable whether or not any other provisions of the indenture are applicable. CCIC will comply with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations to the extent those laws and regulations are applicable to any Change of Control Offer. If the provisions of any of the applicable securities laws or securities regulations conflict with the provisions of the covenant described above, CCIC will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the covenant described above by virtue of such compliance.

The Change of Control purchase feature is a result of negotiations between CCIC and the underwriters. Management has no present intention to engage in a transaction involving a Change of Control, although it is possible that CCIC would decide to do so in the future. Subject to the limitations discussed below, CCIC could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the indenture, but that could increase the amount of Indebtedness outstanding at such time or otherwise affect CCIC’s capital structure. The indenture will not restrict the ability of CCIC or its subsidiaries to incur additional Indebtedness, except for certain secured Indebtedness, the incurrence of which is restricted by the covenant described under “Certain Covenants—Liens.” Such restrictions can only be waived with the consent of the Holders of a majority in principal amount of the notes then outstanding. Accordingly, CCIC may nonetheless incur significant additional Indebtedness. Except for the limitations contained in the covenant, the indenture will not contain any covenants or provisions that may afford Holders protection in the event of certain highly leveraged transactions.

The Indebtedness of CCIC’s subsidiaries limits CCIC’s access to the cash flow of those subsidiaries and will, therefore, restrict CCIC’s ability to purchase any notes. The terms of such Indebtedness, with certain exceptions, provide that the occurrence of certain change of control events with respect to CCIC constitutes a default under such Indebtedness. In the event that a Change of Control Triggering Event occurs at a time when

CCIC’s subsidiaries are prohibited from making distributions to CCIC to purchase notes, CCIC could cause its subsidiaries to seek the consent of the holders of such Indebtedness to allow the distributions or could attempt to refinance the Indebtedness that contains the prohibition. If CCIC does not obtain a consent or repay such Indebtedness, CCIC will remain prohibited from purchasing notes. In this case, CCIC’s failure to purchase tendered notes would constitute an Event of Default under the indenture which would, in turn, constitute a default under such Indebtedness. Future Indebtedness of CCIC and its subsidiaries may contain prohibitions on the occurrence of certain events that would constitute a Change of Control Triggering Event or require the Indebtedness to be repurchased if a Change of Control Triggering Event occurs. Moreover, the exercise by the Holders of their right to require CCIC to repurchase the notes could cause a default under such Indebtedness, even if the Change of Control Triggering Event itself does not, due to the financial effect of such repurchase on CCIC. Finally, CCIC’s ability to pay cash to the Holders following the occurrence of a Change of Control Triggering Event may be limited by CCIC’s then-existing financial resources, including its ability to access the cash flow of its subsidiaries. See “Risk Factors—Risks Relating to the Notes and Our Debt Structure—We are a holding company. Holders will be structurally subordinated to all our subsidiaries’ indebtedness and obligations, and the notes will be unsecured obligations.” There can be no assurance that sufficient funds will be available when necessary to make any required repurchases.

CCIC will not be required to make a Change of Control Offer upon a Change of Control Triggering Event if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the indenture applicable to a Change of Control Offer made by CCIC and purchases all notes properly tendered and not withdrawn under such Change of Control Offer. In addition, notwithstanding the occurrence of a Change of Control Triggering Event, CCIC will not be obligated to make a Change of Control Offer with respect to the outstanding notes in the event it has delivered a notice of redemption (which is or has become unconditional) with respect to all of the outstanding notes as provided under “—Optional Redemption.” A Change of Control Offer may be made in advance of a Change of Control Triggering Event and conditioned upon such Change of Control Triggering Event if a definitive agreement is in place for the Change of Control Triggering Event at the time of making the Change of Control Offer. The provisions under the indenture relating to CCIC’s obligation to make an offer to repurchase the notes of a particular series as a result of a Change of Control Triggering Event may be waived or modified with the written consent of the Holders of a majority in principal amount of the notes of such series then outstanding.

Certain Covenants

Liens

CCIC will not, and will not permit any of its Subsidiaries to, create, incur or assume any Lien (other than Permitted Liens) on any of its or its Subsidiaries’ property or assets (which includes Capital Stock) securing Indebtedness without providing that the notes shall be secured equally and ratably with (or prior to) the obligations so secured for so long as such obligations are so secured.

Notwithstanding the foregoing, CCIC may, and may permit any of its Subsidiaries to, create, incur or assume Liens securing Indebtedness without equally and ratably securing the notes if, after giving effect to the creation, incurrence or assumption of such Liens and related transactions, the aggregate amount (without duplication) of the Indebtedness secured by Liens (other than Permitted Liens) on the property or assets (which includes Capital Stock) of CCIC and its Subsidiaries shall not exceed the Permitted Amount at the time of the creation, incurrence or assumption of such Liens (it being understood that any outstanding Liens securing the GS V Notes shall be deemed to be incurred pursuant to this paragraph).

Merger, Consolidation or Sale of Assets

CCIC may not:

(1)	consolidate or merge with or into (whether or not CCIC is the surviving corporation); or

(2)	sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to,

another corporation, Person or entity, unless:

(a)	either:

(i)	CCIC is the surviving corporation; or

(ii)

the entity or the Person formed by or surviving any such consolidation or merger (if other than CCIC) or to which the sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a Person (which, if not a corporation, includes a corporate co-issuer) organized or existing under the laws of the United States, any state thereof or the District of Columbia;

(b)

the entity or Person formed by or surviving any such consolidation or merger (if other than CCIC) or the entity or Person to which the sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of CCIC under the notes and the indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the trustee; and

(c)	immediately after such transaction no Default or Event of Default shall have occurred and be continuing.

Reports

Whether or not required by the SEC’s rules and regulations, so long as any notes are outstanding, CCIC will furnish to the trustee, within 15 days after CCIC is required to file (or would be required to file assuming it were subject to such requirements and including any extensions thereof) such annual and quarterly reports, information, documents and other reports with the SEC, copies of CCIC’s annual report and of the information, documents and other reports that CCIC is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. CCIC will also comply with the applicable provisions of Section 314(a) of the Trust Indenture Act. To the extent such filings are made with the SEC, the reports will be deemed to be furnished to the trustee and Holders.

In the event that the rules and regulations of the SEC permit CCIC and any direct or indirect parent of CCIC to report at such parent entity’s level on a consolidated basis and such parent entity is not engaged in any business in any material respect other than incidental to its ownership, directly or indirectly, of the capital stock of CCIC, consolidating reporting at the parent entity’s level in a manner consistent with that described in this covenant for CCIC will satisfy this covenant, and the indenture will permit CCIC to satisfy its obligations in this covenant with respect to financial information relating to CCIC by furnishing financial information relating to such direct or indirect parent; provided that such financial information is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to such direct or indirect parent and any of its subsidiaries other than CCIC and its subsidiaries, on the one hand, and the information relating to CCIC and its subsidiaries on a standalone basis, on the other hand.

Events of Default and Remedies

Each of the following constitutes an “Event of Default” under the indenture with respect to the applicable series of notes:

(1)	default for 30 days in the payment when due of interest on the notes of the applicable series;

(2)	default in payment when due of the principal of or premium, if any, on the notes of the applicable series;

(3)

failure by CCIC or any of its Subsidiaries to comply with the provisions described under the caption “Certain Covenants—Merger, Consolidation or Sale of Assets” or failure by CCIC to consummate a Change of Control Offer in accordance with the provision of the indenture applicable to the offer;

(4)

failure by CCIC or any of its Subsidiaries for 60 days (or 120 days in the case of a failure to comply with the reporting obligations described under the caption “Certain Covenants—Reports”) after notice to comply with any of its other agreements in the indenture or the notes of the applicable series;

(5)

default under any Indebtedness for money borrowed by CCIC or any of its Significant Subsidiaries, or the payment of which is guaranteed by CCIC or any of its Significant Subsidiaries, whether such Indebtedness or guarantee now exists, or is created after the date of the indenture, which default:

(a)

is caused by a failure to pay principal of or premium, if any, or interest on the Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of the default (a “Payment Default”); or

(b)	results in the acceleration of the Indebtedness prior to its express maturity,

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $250 million or more, and such Payment Default or acceleration has not been discharged, rescinded or annulled within 15 days after notice;

(6)

failure by CCIC or any of its Significant Subsidiaries to pay final judgments aggregating (net of amounts covered by insurance policies) in excess of $250 million, which judgments are not paid, discharged or stayed for a period of 60 days; or

(7)	certain events of bankruptcy or insolvency described in the indenture with respect to CCIC or any of its Subsidiaries.

However, a default under clause (4) or (5) above will not constitute an Event of Default for any series of notes until the trustee or the Holders of 25% in principal amount of the outstanding notes of such series notify CCIC of the Default and CCIC does not cure such Default within the time specified after receipt of such notice.

If any Event of Default occurs and is continuing, the trustee or the Holders of at least 25% in principal amount of the then-outstanding notes of the applicable series may declare all such notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to CCIC, all outstanding notes will become due and payable without further action or notice. Holders may not enforce the indenture or the notes except as provided in the indenture. Subject to certain limitations, Holders of a majority in principal amount of the then-outstanding notes of any series may direct the trustee in its exercise of any trust or power with respect to such series.

The Holders of a majority in aggregate principal amount of the notes then outstanding of any series by notice to the trustee may, on behalf of the Holders of all the notes of such series, waive any existing Default or Event of Default and its consequences under the indenture with respect to such series except a continuing Default or Event of Default in the payment of interest on, or the principal of, the notes of such series (including in connection with a Change of Control Offer).

The indenture provides that if a Default or Event of Default occurs and is continuing with respect to a series of notes and is known to the trustee, the trustee must send to each Holder of the notes of such series a notice of the Default within 90 days after it occurs. Except in the case of a Default or an Event of Default in the payment of principal of or interest on any note, the trustee may withhold notice if and so long as a committee of its trust officers determines in good faith that withholding notice is in the interest of the Holders of such notes. In addition, CCIC is required to deliver to the trustee, within 90 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any Default that occurred during the previous year. CCIC is also required to deliver to the trustee, promptly after the occurrence thereof, written notice of any event that would constitute a Default or Event of Default, the status thereof and what action CCIC is taking or proposes to take in respect thereof.

No Personal Liability of Directors, Officers, Employees and Stockholders

No director, officer, employee, incorporator or stockholder of CCIC, as such, shall have any liability for any obligations of CCIC under the notes, the indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. The waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

Legal Defeasance and Covenant Defeasance

The indenture provides that CCIC may exercise Legal Defeasance or Covenant Defeasance with respect to the notes of a series, as further described under the caption “Description of Debt Securities—Legal Defeasance and Covenant Defeasance” in the accompanying prospectus. The covenants described under the caption “Certain Covenants” shall be eligible for Covenant Defeasance.

Satisfaction and Discharge

The indenture will cease to be of further effect (except as to surviving rights of transfer or exchange of the applicable series of notes, as expressly provided for in the indenture) with respect to the notes of any series when (a) CCIC delivers to the trustee for cancellation all notes of such series or (b) all outstanding notes of such series not delivered to the trustee for cancellation become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year, and CCIC deposits with the trustee as trust funds the entire amount sufficient to pay at maturity or upon redemption of all outstanding notes of such series.

Amendment, Supplement and Waiver

CCIC may amend or supplement the indenture and Holders of the notes of a series may waive our compliance with certain covenants or past Defaults with respect to such series, as further described under the caption “Description of Debt Securities—Amendment, Supplement and Waiver” in the accompanying prospectus.

Concerning the Trustee

The indenture provides that, except during the continuance of an Event of Default, the trustee will perform only such duties as are specifically set forth in the indenture. During the existence of an Event of Default, the trustee will exercise such rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs. The indenture and provisions of the Trust Indenture Act that are incorporated by reference therein contain limitations on the rights of the trustee, should it become a creditor of CCIC, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest, it must eliminate such conflict within 90 days, apply to the SEC for permission to continue or resign.

The Holders of a majority in principal amount of the notes then outstanding of any series will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee under the indenture with respect to the notes of such series, subject to certain exceptions. The indenture provides that if an Event of Default occurs and is not cured, the trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in the conduct of such person’s own affairs. Subject to these provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any Holder of notes, unless that Holder shall have offered to the trustee security and indemnity satisfactory to it against any loss, liability or expense.

Governing Law

The indenture and the notes will be governed by the laws of the State of New York.

Additional Information

Anyone who receives this prospectus supplement may obtain a copy of the indenture without charge by writing to Crown Castle International Corp., 1220 Augusta Drive, Suite 600, Houston, Texas 77057, Attention: Chief Financial Officer.

Book-Entry, Delivery and Form

The notes will be initially issued in the form of one or more global notes (collectively, the “Global notes”) registered in the name of DTC or its nominee.

Upon the issuance of a Global note, DTC or its nominee will credit the accounts of Persons holding through it with the respective principal amounts of the notes represented by such Global note purchased by such Persons in this offering. Such accounts shall be designated by the underwriters. Ownership of beneficial interests in a Global note will be limited to Persons that have accounts with DTC (“participants”) or Persons that may hold interests through participants. Ownership of beneficial interests in a Global note will be shown on, and the transfer of that ownership interest will be effected only through, records maintained by DTC (with respect to participants’ interests) and such participants (with respect to the owners of beneficial interests in such Global note other than participants). The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in certificated form. Such limits and such laws may impair the ability to transfer beneficial interests in a Global note.

Notwithstanding anything to the contrary contained in this “Description of Notes”, as long as the notes are in the form of a Global note, notice to the Holders may be made electronically in accordance with procedures of DTC or any successor thereto.

Payment of principal of and interest on notes represented by a Global note will be made in immediately available funds to DTC or its nominee, as the case may be, as the sole registered owner and the sole holder of the notes represented thereby for all purposes under the indenture. CCIC has been advised by DTC that upon receipt of any payment of principal of or interest on any Global note, DTC or its nominee will immediately credit, on its book-entry registration and transfer system, the accounts of participants with payments in amounts proportionate to their respective beneficial interests in the principal or face amount of such Global note as shown on the records of DTC or its nominee. Payments by participants to owners of beneficial interests in a Global note held through such participants will be governed by standing instructions and customary practices as is now the case with securities held for customer accounts registered in “street name” and will be the sole responsibility of such participants.

A Global note may not be transferred except as a whole by DTC or a nominee of DTC to DTC or to a nominee of DTC. A Global note is exchangeable for certificated notes only if:

(a)	DTC notifies CCIC that it is unwilling or unable to continue as a depositary for such Global note or if at any time DTC ceases to be a clearing agency registered under the Exchange Act;

(b)	CCIC, in its discretion, at any time determines not to have all the notes represented by such Global note; or

(c)	there shall have occurred and be continuing a Default or an Event of Default with respect to the notes represented by such Global note.

Any Global note that is exchangeable for certificated notes pursuant to the preceding sentence will be exchanged for certificated notes in authorized denominations and registered in such names as DTC or any successor depositary holding such Global note may direct. Subject to the foregoing, a Global note is not exchangeable, except for a Global note of like denomination to be registered in the name of DTC or any successor depositary or its nominee. In the event that a Global note becomes exchangeable for certificated notes,

(a)	certificated notes will be issued only in fully registered form in denominations of $2,000 and integral multiples of $1,000 in excess thereof;

(b)

payment of principal of, and premium, if any, and interest on, the certificated notes will be payable, and the transfer of the certificated notes will be registrable, at the office or agency of CCIC maintained for such purposes; and

(c)

no service charge will be made for any registration of transfer or exchange of the certificated notes, although CCIC may require payment of a sum sufficient to cover any tax or governmental charge imposed in connection therewith.

So long as DTC or any successor depositary for a Global note, or any nominee, is the registered owner of such Global note, DTC or such successor depositary or nominee, as the case may be, will be considered the sole Holder of the notes represented by such Global note for all purposes under the indenture and the notes of the applicable series. Except as set forth above, owners of beneficial interests in a Global note will not be entitled to have the notes represented by such Global note registered in their names, will not receive or be entitled to receive physical delivery of certificated notes in definitive form and will not be considered to be the Holders of any notes under such Global note. Accordingly, each Person owning a beneficial interest in a Global note must rely on the procedures of DTC or any successor depositary, and, if such Person is not a participant, on the procedures of the participant through which such Person owns its interest, to exercise any rights of a Holder under the indenture. CCIC understands that under existing industry practices, in the event that CCIC requests any action of Holders or that an owner of a beneficial interest in a Global note desires to give or take any action which a Holder is entitled to give or take under the indenture, DTC or any successor depositary would authorize the participants holding the relevant beneficial interest to give or take such action and such participants would authorize beneficial owners owning through such participants to give or take such action or would otherwise act upon the instructions of beneficial owners owning through them.

DTC has advised CCIC that DTC is a limited-purpose trust company organized under the Banking Law of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under the Exchange Act. DTC was created to hold the securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC’s participants include securities brokers and dealers (which may include the underwriters), banks, trust companies, clearing corporations and certain other organizations, some of whom (or their representatives) own DTC. Access to DTC’s book-entry registration and transfer system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in Global notes among participants of DTC, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. None of CCIC, the trustee or the underwriters will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Certain Definitions

Set forth below are certain defined terms used in the indenture. Reference is made to the indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

“Adjusted EBITDA” means, for the 12-month period immediately preceding the calculation date, for CCIC and its Subsidiaries on a consolidated basis, determined in accordance with GAAP, the sum of (a) Consolidated Net Income for such period, plus (b) to the extent deducted in determining Consolidated Net Income, the sum, without duplication, of (i) interest expense, whether or not accrued and whether or not capitalized (including amortization of debt issuance costs and original issue discount, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, and commissions, discounts and other fees and charges incurred in respect of letters of credit or bankers’ acceptance financings), and amortization of non-cash interest expense, (ii) income tax expense and consolidated gross receipts tax expense, including taxes based on income, profits or capital, including state, franchise and similar taxes and foreign withholding taxes, (iii) depreciation, amortization and accretion (including amortization of intangible assets and accretion of asset retirement obligations), (iv) extraordinary losses and non-recurring non-cash charges and expenses, (v) all other non-cash charges, expenses and interest (including any non-cash losses in respect of Hedging Obligations, non-cash impairment charges, stock-based compensation charges and non-cash amortization of prepaid lease purchase price adjustments), (vi) non-recurring integration and transaction costs and expenses, including as a result of business combinations, operational changes and improvements (including transaction costs, expenses and fees incurred in connection with any merger or acquisition, severance and retention costs and business optimization expenses), (vii) non-recurring charges and expenses, restructuring charges and losses on the retirement or extinguishment of Indebtedness and (viii) other non-operating expenses in an aggregate amount not exceeding $15 million in any fiscal year, in each case for such period, less extraordinary gains, other non-operating income in an aggregate amount not exceeding $15 million in any fiscal year and cash payments (not otherwise deducted in determining Consolidated Net Income) made during such period with respect to non-cash charges that were added back in a prior period; provided, however, (I) with respect to any Person that became a Subsidiary of CCIC, or was merged with or consolidated into CCIC or any of its Subsidiaries, during such period, or any acquisition by CCIC or any of its Subsidiaries of the assets of any Person during such period, “Adjusted EBITDA” shall, at CCIC’s option in respect of any or all of the foregoing, also include the Adjusted EBITDA of such Person or attributable to such assets, as applicable, during such period as if such acquisition, merger or consolidation, including any concurrent transaction entered into by such Person or with respect to such assets as part of such acquisition, merger or consolidation, had occurred on the first day of such period and (II) with respect to any Person that has ceased to be a Subsidiary of CCIC during such period, or any material assets of CCIC or any of its Subsidiaries sold or otherwise disposed of by CCIC or any of its Subsidiaries during such period, “Adjusted EBITDA” shall exclude the Adjusted EBITDA of such Person or attributable to such assets, as applicable, during such period as if such sale or disposition of such Subsidiary or such assets had occurred on the first day of such period.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as such term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The term “Beneficially Own” has a correlative meaning.

“Capital Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

“Capital Stock” means:

(1)	in the case of a corporation, corporate stock;

(2)	in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3)	in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4)	any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Change of Control” means the occurrence of any of the following:

(1)	the adoption of a plan relating to the liquidation or dissolution of CCIC;

(2)

any “person” (as such term is used in Section 13(d)(3) of the Exchange Act) becomes the Beneficial Owner, directly or indirectly, of more than 50% of the voting power of the Voting Stock of CCIC; provided that a transaction in which CCIC becomes a Subsidiary of another Person shall not constitute a Change of Control if (a) CCIC’s stockholders immediately prior to such transaction Beneficially Own, directly or indirectly through one or more intermediaries, 50% or more of the voting power of the outstanding Voting Stock of such other Person of whom CCIC is a Subsidiary immediately following such transaction and (b) immediately following such transaction, no person (as defined in this clause (2)) other than such other Person, Beneficially Owns, directly or indirectly, more than 50% of the voting power of the Voting Stock of CCIC; or

(3)	the first day on which a majority of the members of the board of directors of CCIC are not Continuing Directors.

“Change of Control Offer” has the meaning set forth above under the caption “Repurchase of Notes upon a Change of Control Triggering Event.”

“Change of Control Payment” has the meaning set forth above under the caption “Repurchase of Notes upon a Change of Control Triggering Event.”

“Change of Control Payment Date” has the meaning set forth above under the caption “Repurchase of Notes upon a Change of Control Triggering Event.”

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Ratings Decline.

“Consolidated Net Income” means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

(1)

the Net Income (but not loss) of any Person other than CCIC that is not a Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Subsidiary thereof;

(2)	the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded; and

(3)	the cumulative effect of a change in accounting principles shall be excluded.

“Continuing Directors” means, as of any date of determination, any member of the board of directors of CCIC who:

(1)	was a member of such board of directors on the date of the indenture; or

(2)

was nominated for election or elected to such board of directors with the approval of a majority of the Continuing Directors who were members of such board of directors at the time of such nomination or election.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Event of Default” has the meaning set forth above under the caption “Events of Default and Remedies.”

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fitch” means Fitch Ratings, Inc. or any successor to the rating agency business thereof.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, as such were in effect as of December 31, 2016.

“Government Securities” means direct obligations of, or obligations guaranteed by, the United States of America, and the payment for which the United States pledges its full faith and credit.

“GS V Notes” means, at any time, the 3.849% Senior Secured Notes due 2023 then outstanding under the Indenture dated as of December 24, 2012, among CC Holdings GS V LLC, as issuer, Crown Castle GS III Corp., as co-issuer, and The Bank of New York Mellon Trust Company, N.A., as trustee.

“Guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under:

(1)	interest rate swap agreements, interest rate cap agreements and interest rate collar agreements; and

(2)	other agreements or arrangements designed to protect such Person against fluctuations in interest rates or currency exchange rates.

“Holder” means a Person in whose name a note is registered on the Registrar’s books.

“Indebtedness” means, with respect to any Person, any indebtedness of such Person in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker’s acceptances or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property or representing any Hedging Obligations (to the extent of any payment that has become due and payable), except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, as well as all Indebtedness of others secured by a Lien on any asset of such Person whether or not such Indebtedness is assumed by such Person (the amount of such Indebtedness as of any date being deemed to be the lesser of the value of such property or assets as of such date or the principal amount of such Indebtedness of such other Person so secured) and, to the extent not otherwise included, the Guarantee by such Person of any Indebtedness of any other Person. Notwithstanding the foregoing, the term “Indebtedness” shall not include post-closing purchase price adjustments or earnouts except to the extent that the amount payable pursuant to such purchase price adjustment or earnout is or becomes due and payable and is not thereafter promptly paid. The amount of any Indebtedness outstanding as of any date shall be the outstanding balance at such date of all unconditional obligations described above; provided that, in the case of any Indebtedness issued with original issue discount, the amount of such Indebtedness will be the accreted value thereof. For the avoidance of doubt, Indebtedness of any Person will not include any obligations or guarantees of obligations of such Person relating to leases which would not have been accounted for as a liability on a balance sheet of such Person in accordance with GAAP, even if those obligations or guarantees of obligations would be included as liabilities on the balance sheet of such Person at the time of determination.

“Investment Grade Rating” means a rating equal to or greater than BBB- by S&P and Fitch and Baa3 by Moody’s or the equivalent thereof under any new ratings system if the ratings system of any such agency shall be modified after the date of the indenture, or the equivalent rating of any other Ratings Agency selected by us as provided in the definition of “Ratings Agencies.”

“Licenses” means, collectively, any telephone, microwave, radio transmissions, personal communications or other license, authorization, certificate of compliance, franchise, approval or permit, whether for the construction, ownership or operation of any communications tower facilities, granted or issued by the Federal Communications Commission (or other similar or successor agency of the federal government administering the Communications Act of 1934, as amended, or any similar or successor federal statute) and held by CCIC or any of its Subsidiaries.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

“Moody’s” means Moody’s Investors Service, Inc. or any successor to the rating agency business thereof.

“Net Income” means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:

(1)

any gain or loss, together with any related provision for taxes on such gain or loss, realized in connection with any asset sale, any discontinued operations or the disposition of any securities by such Person or any of its Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Subsidiaries; and

(2)	any extraordinary gain or loss, together with any related provision for taxes on such extraordinary gain or loss.

“Newly Created Subsidiary” means a newly created direct or indirect subsidiary of CCIC that is formed after the date of the indenture; provided that neither CCIC nor any of its Subsidiaries shall have transferred, or may in the future transfer, any assets (other than cash or cash equivalents or used, obsolete, condemned, worn out or surplus assets or assets that are left on property of CCIC or any of its Subsidiaries by customers or tenants) to such Newly Created Subsidiary for so long as such Newly Created Subsidiary remains designated as an Unrestricted Subsidiary.

“Payment Default” has the meaning set forth above under the caption “Events of Default and Remedies.”

“Permitted Amount” means, as of any date of determination, an amount equal to the product of (1) 3.5 and (2) Adjusted EBITDA as of the most recent fiscal quarter for which internal financial statements are available.

“Permitted Liens” means:

(1)	Liens existing on the date of the indenture (other than those securing the GS V Notes);

(2)

Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor;

(3)

Liens securing Indebtedness incurred by CCIC or any of its Subsidiaries since the date of the indenture, represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of CCIC or any of its Subsidiaries (including any Indebtedness incurred for such purpose within 270 days of such purchase, construction or improvement) in an aggregate principal amount, including all Indebtedness incurred to extend, refund, refinance, renew, defease or replace any other Indebtedness secured under this clause (3), not to exceed $500 million at any one time outstanding; provided that, for the avoidance of doubt, individual financings of property, plant or equipment provided by the same lender or financing source that are permitted to be secured under this clause (3) may be cross-collateralized to other financings of property, plant or equipment provided by such lender or financing source that are permitted to be secured under this clause (3) or otherwise under the indenture;

(4)	Liens in favor of CCIC or its Subsidiaries;

(5)	easements, rights-of-way, zoning restrictions, licenses or restrictions on use and other similar encumbrances on the use of real property that:

(a)	are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business); and

(b)	do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of business by CCIC or its Subsidiaries;

(6)

Liens on property at the time CCIC or any of its Subsidiaries acquires such property, including any acquisition by means of a merger or consolidation with or into CCIC or any Subsidiary; provided, however, that such Liens are not created, incurred or assumed in connection with or in contemplation of such acquisition; provided further, however, that such Liens do not extend to any other property of CCIC or any of its Subsidiaries (plus after-acquired property required by the terms of the Indebtedness secured by such Lien or improvements, accessions, proceeds or dividends or distributions in respect thereof);

(7)

Liens of carriers, warehousemen, mechanics, vendors (solely to the extent arising by operation of law), laborers and materialmen incurred in the ordinary course of business for sums not yet due or being diligently contested in good faith, if reserves or appropriate provisions shall have been made therefor;

(8)

Liens to secure any amendments, supplements, modifications, extensions, renewals, restatements, replacements or refundings (or successive amendments, supplements, modifications, extensions, renewals, restatements, replacements or refundings), in whole or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses (1), (3) and (6) of this definition; provided, however, that (A) such new Lien will be limited to all or part of the same property that secured the original Lien (plus after-acquired property required by the terms of the Indebtedness secured by such Lien or improvements, accessions, proceeds or dividends or distributions in respect thereof); and (B) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of: (i) the outstanding principal amount, or, if issued with original issue discount, the aggregate accreted value of, or, if greater, the committed amount of the Indebtedness secured by Liens described under clauses (1), (3) or (6) of this definition at the time such original Lien became a Permitted Lien under the indenture; and (ii) an amount no greater than accrued and unpaid interest with respect to such Indebtedness and any fees, underwriting discounts and other costs and expenses, including premiums, related to such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings;

(9)

restrictions on the transfer of Licenses or assets of CCIC or any of its Subsidiaries imposed by any of the Licenses as in effect on the date of the indenture or imposed by the Communications Act of 1934, as amended, any similar or successor federal statute or the rules and regulations of the Federal Communications Commission (or other similar or successor agency of the federal government administering such Act or successor statute) thereunder, all as the same may be in effect from time to time;

(10)

leases and subleases of real property in the ordinary course of business (for the avoidance of doubt, excluding sale and leaseback transactions) that do not materially interfere with the ordinary conduct of the business of CCIC or any of its Subsidiaries;

(11)

Liens incurred in the ordinary course of business in connection with workers’ compensation and unemployment insurance, social security obligations, assessments or government charges which are not overdue for more than 60 days;

(12)	Liens arising by operation of law in favor of purchasers in connection with the sale of an asset; provided, however, that such Lien only encumbers the property being sold;

(13)	Liens to secure performance of statutory obligations, surety or appeal bonds, performance bonds, bids or tenders;

(14)	judgment Liens;

(15)	Liens securing obligations under Hedging Obligations not for speculative purposes;

(16)	Liens in connection with escrow or security deposits made in connection with any acquisition of assets; and

(17)	banker’s Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a depositary institution; provided that:

(a)

such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access in excess of those set forth by regulations promulgated by the Federal Reserve Board or other applicable law; and

(b)	such deposit account is not intended to provide collateral to the depositary institution.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or agency or political subdivision thereof (including any subdivision or ongoing business of any such entity or substantially all of the assets of any such entity, subdivision or business).

“Ratings Agencies” means (1) S&P, Moody’s and Fitch and (2) if any of S&P, Moody’s or Fitch ceases to rate the notes or ceases to make a rating on the notes publicly available, an entity registered as a “nationally recognized statistical rating organization” (registered as such pursuant to Rule 17g-1 of the Exchange Act) then making a rating on the notes publicly available and selected by us (as certified by an officers’ certificate), which shall be substituted for S&P, Moody’s or Fitch, as the case may be.

“Ratings Decline” means the occurrence of the following on, or within 90 days after, the date of the public notice of the occurrence of a Change of Control or of the intention by CCIC or any third party to effect a Change of Control (which period shall be extended for so long as the rating of the notes is under publicly announced consideration for possible downgrade by any of the Ratings Agencies if such period exceeds 90 days): (1) in the event that the notes have an Investment Grade Rating by all three Ratings Agencies, the notes cease to have an Investment Grade Rating by two of the three Ratings Agencies, (2) in the event that the notes have an Investment Grade Rating by two Ratings Agencies, the notes cease to have an Investment Grade Rating by both such Ratings Agencies, (3) in the event that the notes have an Investment Grade Rating by one Ratings Agency, the notes cease to have an Investment Grade Rating by such Ratings Agency and there is a reduction in the rating of the notes by one of the other Ratings Agencies, or (4) in the event that the notes do not have an Investment Grade Rating, there is a reduction in the rating of the notes by two of the three Ratings Agencies or, if there are fewer than three Ratings Agencies rating the notes, the rating of each Ratings Agency (for the avoidance of doubt, changes in outlook shall not be a reduction in rating).

“S&P” means Standard & Poor’s Ratings Services, or any successor to the rating agency business thereof.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Significant Subsidiary” means, with respect to any Person, any Subsidiary of such Person that would be a “significant subsidiary” of such Person as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date of the indenture.

“Subsidiary” means, with respect to any Person:

(1)

any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2)

any partnership: (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person; or (b) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof);

provided, however, that the term “Subsidiary” with respect to CCIC and its Subsidiaries shall not include any Unrestricted Subsidiary.

“Unrestricted Subsidiary” means (1) (a) each of Crown Castle Investment Corp. and Crown Castle Investment II Corp. and (b) any Newly Created Subsidiary of CCIC that is designated by the board of directors as an Unrestricted Subsidiary, in each case until such time as the board of directors may designate Crown Castle Investment Corp., Crown Castle Investment II Corp. or such Newly Created Subsidiary, as applicable, to be a Subsidiary, provided that no Default or Event of Default would occur or be existing following such designation, and (2) any subsidiary of an Unrestricted Subsidiary. Any such designation by the board of directors shall be evidenced to the trustee by filing with the trustee a certified copy of the board resolution giving effect to such designation. At the time of designation of an Unrestricted Subsidiary as a Subsidiary, such Subsidiary shall be deemed to incur outstanding Indebtedness and grant any existing Liens.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is normally entitled to vote in the election of the board of directors, managers or trustees of such Person.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of the material U.S. federal income tax consequences of the ownership, sale or other disposition of the notes by a holder that acquires the notes on original issuance at the price indicated on the cover of this prospectus supplement and holds the notes as “capital assets” under Section 1221 of the Code. This summary is based upon the Code, the regulations promulgated by the U.S. Treasury, rulings and other administrative pronouncements issued by the Internal Revenue Service (“IRS”), and judicial decisions, all as currently in effect and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. The summary is also based upon the assumption that we and our subsidiaries and affiliated entities will operate in accordance with our and their applicable organizational documents. This summary is for general information only and is not tax advice. It does not discuss any state, local or non-U.S. tax consequences relevant to us or an investment in the notes, and it does not purport to discuss all aspects of U.S. federal income taxation that may be important to a particular investor in light of its investment or tax circumstances or to investors subject to special tax rules, such as:

•	financial institutions;

•	insurance companies;

•	broker-dealers;

•	regulated investment companies;

•	passive foreign investment companies;

•	controlled foreign corporations;

•	companies that accumulate earnings to avoid U.S. federal income tax;

•	U.S. expatriates;

•	former long-term permanent residents of the United States;

•	partnerships, other pass-through entities and trusts;

•	persons who hold our stock on behalf of other persons as nominees;

•	persons who receive our stock in connection with employment or other performance of services;

•	persons holding our stock as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or other integrated investment;

•	real estate investment trusts; and

•	tax-exempt organizations.

For purposes of this summary, a “U.S. Holder” is any beneficial owner of the notes that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•

a corporation (or entity treated as a corporation for U.S. federal income tax purposes) created or organized in the United States or under the laws of the United States, or of any state thereof, or the District of Columbia;

•	an estate, the income of which is includable in gross income for U.S. federal income tax purposes regardless of its source; or

•

a trust (i) if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. fiduciaries have the authority to control all substantial decisions of the trust or (ii) that has a valid election in effect under applicable Treasury regulations to be treated as a U.S. person.

A “Non-U.S. Holder” is any beneficial holder of the notes that is not a partnership or U.S. Holder. If a partnership, including for this purpose any entity or arrangement that is treated as a partnership for U.S. federal income tax purposes, is a beneficial owner of the notes, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. An investor that is a partnership and the partners in such partnership should consult their tax advisors about the U.S. federal income tax consequences of the acquisition, ownership and disposition of the notes.

The U.S. federal income tax treatment of holders of the notes depends in some instances on determinations of fact and interpretations of complex provisions of U.S. federal income tax law for which no clear precedent or authority may be available. In addition, the tax consequences to any particular holder of the notes will depend on the holder’s particular tax circumstances. You are urged to consult your tax advisor regarding the U.S. federal, state, local, and foreign income and other tax consequences to you in light of your particular investment or tax circumstances of acquiring, holding, exchanging, or otherwise disposing of the notes.

Taxation of Holders of the Notes

U.S. Holders

Interest. Generally, stated interest on the notes will be taxable to a U.S. Holder as ordinary interest income (in accordance with the holder’s regular method of accounting) at the time such payments are accrued or received.

Sale, Exchange, Retirement or Other Disposition of the Notes. Upon a sale, exchange, retirement or other taxable disposition of the notes, a U.S. Holder generally will recognize gain or loss in an amount equal to the difference between the amount realized on the disposition (other than an amount attributable to accrued but unpaid interest, which will be taxable as ordinary income to the extent not previously included in income) and the U.S. Holder’s adjusted tax basis in such notes. A U.S. Holder’s tax basis in a note generally will be equal to the cost of the note to such holder. Any such gain or loss generally will be capital gain or loss, and will be long-term capital gain or loss if the U.S. Holder’s holding period for the notes is more than one year at the time of disposition. For non-corporate U.S. Holders, long-term capital gains generally will be subject to reduced rates of taxation. The deductibility of capital losses is subject to certain limitations.

Information Reporting and Backup Withholding. Payments of interest on, or the proceeds of the sale or other disposition of, the notes are generally subject to information reporting unless the U.S. Holder is an exempt recipient (such as a corporation). Such payments may also be subject to U.S. federal backup withholding tax at the applicable rate if the recipient of such payment fails to supply a taxpayer identification number, certified under penalties of perjury, as well as certain other information or otherwise fails to establish an exemption from backup withholding. Any amounts withheld under the backup withholding rules will be allowed as a refund or credit against that U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Non-U.S. Holders

Interest. Subject to the discussion below concerning backup withholding and FATCA (as defined below), all payments of interest on the notes made to a Non-U.S. Holder will be exempt from U.S. federal income and withholding tax, provided that: (i) such Non-U.S. Holder does not own, actually or constructively, 10% or more of the total combined voting power of all classes of our stock entitled to vote, (ii) such Non-U.S. Holder is not a controlled foreign corporation related, directly or indirectly, to us through stock ownership, (iii) such Non-U.S. Holder is not a bank receiving certain types of interest and (iv) such Non-U.S. Holder certifies, under penalties of perjury, to us or our paying agent on IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (or appropriate substitute form), that it is not a U.S. person and provides its name, address and certain other required information or certain other certification requirements are satisfied.

If a Non-U.S. Holder cannot satisfy the requirements described above, payments of interest will be subject to the 30% U.S. federal withholding tax, unless such Non-U.S. Holder provides us or our paying agent with a properly executed (i) IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (or appropriate substitute form), claiming an exemption from or reduction in withholding under the benefit of an applicable income tax treaty or (ii) IRS Form W-8ECI (or appropriate substitute form) stating that interest paid or accrued on the notes is not subject to withholding tax because it is effectively connected with the conduct of a trade or business in the United States (see “—Income Effectively Connected with a U.S. Trade or Business” below).

Sale, Exchange, Retirement or Other Disposition of the Notes. Subject to the discussion below concerning backup withholding, and except with respect to accrued but unpaid interest, which will be taxable as described above under “—Interest,” a Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax on the receipt of payments of principal on the notes, or on any gain recognized upon the sale, exchange, retirement or other disposition of the notes, unless (i) such gain is effectively connected with the conduct by such Non-U.S. Holder of a trade or business within the United States (see “—Income Effectively Connected with a U.S. Trade or Business” below) or (ii) such Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are met, in which case such Non-U.S. Holder will be subject to U.S. federal income tax on such gain (which may be offset by certain U.S. source losses).

Income Effectively Connected with a U.S. Trade or Business. If a Non-U.S. Holder of the notes is engaged in a trade or business in the United States, and if interest on the notes, or gain realized on the sale, exchange, retirement or other disposition of the notes is effectively connected with the conduct of such trade or business, the Non-U.S. Holder generally will be subject to regular U.S. federal income tax on such income or gain in the same manner as if the Non-U.S. Holder were a U.S. Holder. If the Non-U.S. Holder is eligible for the benefits of an income tax treaty between the United States and the holder’s country of residence, any “effectively connected” income or gain generally will be subject to U.S. federal income tax only if it is also attributable to a permanent establishment or fixed base maintained by the holder in the United States. Payments of interest that are effectively connected with a U.S. trade or business (and, if an income tax treaty applies, attributable to a permanent establishment or fixed base), and therefore included in the gross income of a Non-U.S. Holder, will not be subject to the 30% withholding tax provided that the holder provides us or our paying agent with a properly executed IRS Form W-8ECI (or appropriate substitute form) stating that interest paid or accrued on the notes is not subject to withholding tax because it is effectively connected with the conduct of a trade or business in the United States. In addition, if such a Non-U.S. Holder is a foreign corporation, such holder may also be subject to a branch profits tax equal to 30% (or such lower rate provided by an applicable treaty) of its effectively connected earnings and profits for the taxable year, subject to certain adjustments.

Information Reporting and Backup Withholding. A Non-U.S. Holder may be required to comply with certain certification procedures to establish that the holder is not a U.S. person in order to avoid backup withholding tax with respect to our payment of principal and interest on, or the proceeds of the sale or other disposition of, the notes. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against that Non-U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS. In certain circumstances, the name and address of the beneficial owner and the amount of interest paid on the notes, as well as the amount, if any, of tax withheld, may be reported to the IRS. Copies of these information returns may also be made available under the provisions of a specific treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides.

The Foreign Account Tax Compliance Act

Legislation commonly referred to as the Foreign Account Tax Compliance Act (“FATCA”) generally imposes a 30% U.S. federal withholding tax on interest income paid on the notes to certain non-U.S. entities (whether or not such non-U.S. entity is a beneficial owner or an intermediary), including certain foreign financial institutions, unless such non-U.S. entity provides sufficient documentation evidencing either (i) an exemption from FATCA, or (ii) its compliance with certain reporting and disclosure obligations (or deemed compliance pursuant to an intergovernmental agreement with the United States). You should consult your own tax advisor regarding the possible implications of FATCA on your ownership of the notes.

UNDERWRITING

Under the terms and subject to the conditions set forth in the underwriting agreement dated the date of this prospectus supplement, the underwriters named below, for which Barclays Capital Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities LLC, MUFG Securities Americas Inc. and TD Securities (USA) LLC are acting as representatives, have severally agreed to purchase, and we have agreed to sell to them, the principal amount of the notes set forth opposite the underwriter’s name.

Underwriter	Principal Amount of 2029 notes	Principal Amount of 2049 notes
Barclays Capital Inc.	$	$
Merrill Lynch, Pierce, Fenner & Smith Incorporated
J.P. Morgan Securities LLC
MUFG Securities Americas Inc.
TD Securities (USA) LLC

Total	$	$

The underwriting agreement provides that the underwriters’ obligations to purchase the notes depend on the satisfaction of the conditions contained in the underwriting agreement, and that if any of the notes are purchased by the underwriters, all of the notes must be purchased. The conditions contained in the underwriting agreement include the condition that all the representations and warranties made by us to the underwriters are true, that there has been no material adverse change in the condition of us or in the financial markets and that we deliver to the underwriters customary closing documents.

The following table shows the underwriting discounts to be paid to the underwriters by us in connection with this offering.

	Per note		Total
% Senior Notes due 2029		%	$
% Senior Notes due 2049		%	$

The notes sold by the underwriters to the public will initially be offered at the public offering price set forth on the cover of this prospectus supplement. Any notes sold by the underwriters to securities dealers may be sold at the public offering price less a concession not in excess of     % of the principal amount of the 2029 notes and     % of the principal amount of the 2049 notes. The underwriters may allow, and such dealers may reallow, to certain other dealers a concession not in excess of     % of the principal amount of the 2029 notes and     % of the principal amount of the 2049 notes. After the notes are released for sale, the underwriters may change the offering price and the other selling terms.

The expenses of the offering, not including the underwriting discounts, are estimated to be approximately $ million and are payable by us.

Each series of notes will constitute a new series of securities with no established trading market. We will not list the notes on any national securities exchange. Certain of the underwriters have advised us that they currently intend to make a market in the notes. However, they are not obligated to do so and they may discontinue any market-making activities with respect to the notes at any time without notice. Accordingly, we cannot assure you as to the liquidity of or the trading market for the notes.

In connection with the offering, the underwriters may purchase and sell notes in the open market. These transactions may include over allotment, covering transactions and stabilizing transactions. Over allotment involves sales of notes in excess of the principal amount of notes to be purchased by the underwriters in this offering, which creates a short position for the underwriters. Covering transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover short positions. Stabilizing transactions consist of certain bids or purchases of notes made for the purpose of preventing or retarding a decline in the market price of the notes while the offering is in progress.

The underwriters may also impose a penalty bid. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the representatives of the underwriters, in covering syndicate short positions or making stabilizing purchases, repurchase notes originally sold by that syndicate member.

Any of these activities may have the effect of preventing or retarding a decline in the market price of the notes. They may also cause the price of the notes to be higher than the price that otherwise would exist in the open market in the absence of these transactions. The underwriters may conduct these transactions in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

We have agreed to indemnify the underwriters against specified liabilities, including liabilities under the Securities Act.

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. In the ordinary course of business, the underwriters or their affiliates have provided and may in the future continue to provide investment banking, commercial banking, financial advisory and other financial services to us and our subsidiaries for which they have received and may in the future receive compensation. In that regard, certain of the underwriters or their respective affiliates are lenders under the Credit Facility and affiliates of certain underwriters serve other roles under the Credit Facility. As described in “Use of Proceeds,” we intend to use the net proceeds from this offering to repay outstanding borrowings under the Revolver. As a result, certain of the underwriters or their affiliates will receive a portion of the net proceeds from this offering. The appointment of a qualified independent underwriter is not necessary in connection with this offering because REITs are excluded from the requirements of Rule 5121 of the Financial Industry Regulatory Authority, Inc. In addition, certain underwriters or their affiliates have acted as sales agents on our registered at-the-market offering filed in April 2018.

In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities or instruments of ours or our subsidiaries. Certain of the underwriters or their affiliates that have lending relationships with us or our subsidiaries may also hedge their credit exposure to us or our subsidiaries, as the case may be, consistent with their customary risk management policies. Typically those underwriters and their affiliates would hedge such exposure by entering into transactions which may consist of either the purchase of credit default swaps or the creation of short positions in securities of ours or our subsidiaries, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their respective affiliates may also make investment recommendations or publish or express independent research views in respect of our securities or financial instruments and may at any time hold, or recommend to clients that they acquire, long or short positions in such securities and instruments.

The notes will be delivered only through the facilities of The Depository Trust Company for the accounts of its participants, including Clearstream Banking, S.A. and Euroclear Bank SA/NV, as operator of the Euroclear System, against payment in New York, New York.

We expect to deliver the notes against payment for the notes on the              business day following the pricing of the notes (“T+        ”). Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes on the date of pricing or the next succeeding              business days will be required, by virtue of the fact that the notes initially will settle in T+        , to specify alternative settlement arrangements to prevent a failed settlement.

Notice to Prospective Investors in the European Economic Area

The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (the “EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive 2002/92/EC (as amended, the “Insurance Mediation Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MIFID II or (iii) not a qualified investor as defined in the Prospectus Directive. Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation. The expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including Directive 2010/73/EU), and includes any relevant implementing measure in any member state of the EEA (each, a “Member State”). This prospectus supplement has been prepared on the basis that any offer of the notes in any Member State will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of the notes. This prospectus supplement is not a prospectus for the purposes of the Prospectus Directive.

Notice to Prospective Investors in the United Kingdom

Each underwriter has represented and agreed that:

(a)

(i) it is a person whose ordinary activities involve it in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of its business and (ii) it has not offered or sold and will not offer or sell the notes other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or as agent) for the purposes of their businesses or who it is reasonable to expect will acquire, hold, manage or dispose of investments (as principal or agent) for the purposes of their businesses where the issue of the notes would otherwise constitute a contravention of Section 19 of the Financial Services and Markets Act (“FSMA”) by us;

(b)

it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the notes in circumstances in which Section 21(1) of the FSMA does not apply to us; and

(c)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

Notice to Prospective Investors in Switzerland

This prospectus supplement is not intended to constitute an offer or solicitation to purchase or invest in the notes described herein. The notes may not be publicly offered, sold or advertised, directly or indirectly, in, into or from Switzerland and will not be listed on the SIX Swiss Exchange or on any other exchange or regulated trading facility in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the notes constitutes a prospectus as such term is understood pursuant to article 652a or article 1156 of the Swiss Code of Obligations, and neither this prospectus supplement nor any other offering or marketing material relating to the notes may be publicly distributed or otherwise made publicly available in Switzerland.

Notice to Prospective Investors in the Dubai International Financial Centre

This prospectus supplement relates to an Exempt Offer in accordance with the Markets Rules 2012 of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Markets Rules 2012 of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any prospectus supplements in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for this prospectus supplement. The notes to which this prospectus supplement relates may be illiquid or subject to restrictions on their resale. Prospective purchasers of the notes offered should conduct their own due diligence on the notes. If you do not understand the contents of this prospectus supplement, you should consult an authorized financial advisor.

In relation to its use in the Dubai International Financial Centre (“DIFC”), this prospectus supplement is strictly private and confidential and is being distributed to a limited number of investors and must not be provided to any person other than the original recipient, and may not be reproduced or used for any other purpose. The interests in the notes may not be offered or sold directly or indirectly to the public in the DIFC.

Notice to Prospective Investors in Australia

No placement document, prospectus, product disclosure statement or other disclosure document (including as defined in the Corporations Act 2001 (Cth) (“Corporations Act”)) has been or will be lodged with the Australian Securities and Investments Commission (“ASIC”) or any other governmental agency, in relation to the offering. This prospectus supplement does not constitute a prospectus, product disclosure statement or other disclosure document for the purposes of the Corporations Act, and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act. No action has been taken which would permit an offering of the notes in circumstances that would require disclosure under Parts 6D.2 or 7.9 of the Corporations Act.

The notes may not be offered for sale, nor may application for the sale or purchase of any notes be invited in Australia (including an offer or invitation which is received by a person in Australia) and neither this prospectus supplement nor any other offering material or advertisement relating to the notes may be distributed or published in Australia unless, in each case:

(a)

the aggregate consideration payable on acceptance of the offer or invitation by each offeree or invitee is at least A$500,000 (or its equivalent in another currency, in either case, disregarding moneys lent by the person offering the notes or making the invitation or its associates) or the offer or invitation otherwise does not require disclosure to investors in accordance with Part 6D.2 or 7.9 of the Corporations Act;

(b)

the offer, invitation or distribution complied with the conditions of the Australian financial services license of the person making the offer, invitation or distribution or an applicable exemption from the requirement to hold such license;

(c)

the offer, invitation or distribution complies with all applicable Australian laws, regulations and directives (including, without limitation, the licensing requirements set out in Chapter 7 of the Corporations Act);

(d)	the offer or invitation does not constitute an offer or invitation to a person in Australia who is a “retail client” as defined for the purposes of Section 761G of the Corporations Act; and

(e)	such action does not require any document to be lodged with ASIC or the Australian Securities Exchange.

Notice to Prospective Investors in Hong Kong

Each underwriter (i) has not offered or sold and will not offer or sell in Hong Kong, by means of any document, any notes other than (a) to “professional investors” as defined in the Securities and Futures Ordinance

(Cap. 571) of Hong Kong (“SFO”) and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance; and (ii) has not issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the notes, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made under that Ordinance.

Notice to Prospective Investors in Canada

The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

VALIDITY OF THE NOTES

Certain legal matters with respect to the validity of the notes offered hereby will be passed upon for us by Cravath, Swaine & Moore LLP, New York, New York. Certain legal matters with respect to the notes will be passed upon for the underwriters by Skadden, Arps, Slate, Meagher & Flom LLP, Los Angeles, California.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting), incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2017, have been so incorporated in reliance on the report (which contains an explanatory paragraph on the effectiveness of internal control over financial reporting due to the exclusion of certain elements of the internal control over financial reporting of the FiberNet, Wilcon and Lightower businesses the registrant acquired during 2017) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the internet at the SEC’s website at http://www.sec.gov. Our SEC filings are also available through the investor relations section of our website at http://investor.crowncastle.com. Except for documents incorporated by reference into this prospectus supplement and the accompanying prospectus as described below, no information contained in, or that can be accessed through, our website is incorporated by reference into this prospectus supplement or the accompanying prospectus, and no such information should be considered as part of this prospectus supplement or the accompanying prospectus.

We are “incorporating by reference” into this prospectus supplement and the accompanying prospectus specific documents that we file with the SEC, which means that we can disclose important information to you by referring you to those documents that are considered part of this prospectus supplement and the accompanying prospectus. Information that we file subsequently with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below, and any future documents that we file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until the termination of the offering of the securities covered by this prospectus supplement (other than information furnished under Item 2.02 or 7.01 (including any related exhibit under Item 9.01) of any Form 8-K, which is not deemed filed under the Exchange Act). This prospectus supplement and the accompanying prospectus are part of a registration statement filed with the SEC.

We are “incorporating by reference” into this prospectus supplement and the accompanying prospectus the following documents filed with the SEC (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2017;

•	our Quarterly Reports on Form 10-Q for the periods ended March 31, 2018, June 30, 2018, and September 30, 2018;

•

the portions of our Definitive Proxy Statement on Schedule 14A, filed April 2, 2018, that are incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2017; and

•

our Current Reports on Form 8-K filed January 10, 2018, January 17, 2018, February 27, 2018, March 5, 2018, March 26, 2018, April 6, 2018, May 17, 2018 (solely with respect to Item 5.07), June 14, 2018, June 20, 2018, July 16, 2018 and our Current Reports on Form 8-K/A filed December 15, 2017 (which amended our Current Report on Form 8-K filed November 1, 2017) and February 21, 2018 (which amended our Current Report on Form 8-K filed November 2, 2017).

We will provide to each person, including any beneficial owner of shares of our capital stock, to whom a prospectus supplement is delivered, upon written or oral request and without charge, a copy of the documents referred to above that we have incorporated in this prospectus supplement and the accompanying prospectus by reference. You can request copies of such documents if you write or call us at the following address or telephone number: Investor Relations, Crown Castle International Corp., 1220 Augusta Drive, Suite 600, Houston, Texas 77057, (713) 570-3000, or you may visit the investor relations section of our website at http://investor.crowncastle.com for copies of any such document. Except as expressly stated herein, no information contained in, or that can be accessed through, our website is incorporated by reference into this prospectus supplement or the accompanying prospectus, and no such information should be considered a part of this prospectus supplement or the accompanying prospectus.

This prospectus supplement, the accompanying prospectus or information incorporated by reference herein or therein contains summaries of certain agreements that we have filed as exhibits to various SEC filings, as well as certain agreements that we will enter into in connection with the offering of securities covered by any particular prospectus supplement. The descriptions of these agreements contained in this prospectus supplement, the accompanying prospectus or information incorporated by reference herein or therein do not purport to be complete and are subject to, and qualified in their entirety by reference to, the definitive agreements. Copies of the definitive agreements will be made available without charge to you by making a written or oral request to us.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained herein, in any other subsequently filed document which also is or is deemed to be incorporated by reference herein or in the accompanying prospectus, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified and superseded, to constitute a part of this prospectus supplement.

PROSPECTUS

CROWN CASTLE INTERNATIONAL CORP.

Debt Securities

Preferred Stock

Common Stock

Warrants

The securities covered by this prospectus may be sold from time to time by Crown Castle International Corp. In addition, selling security holders to be named in a prospectus supplement may offer and sell from time to time securities in such amounts as are set forth in such prospectus supplement. We may, and any selling security holder may, offer the securities independently or together in any combination for sale to or through underwriters, dealers or agents as designated from time to time, or directly to one or more other purchasers or through a combination of such methods. Unless otherwise set forth in a prospectus supplement, we will not receive any proceeds from the sale of securities by any selling security holder.

When we offer securities, we will provide you with a prospectus supplement describing the specific terms of the specific issue of securities, including the offering price of the securities. You should carefully read this prospectus, the applicable prospectus supplement and any free writing prospectus relating to the specific issue of securities, together with the documents we incorporate by reference herein and therein, before you decide to invest in any of these securities.

Our common stock is traded on the New York Stock Exchange (“NYSE”) under the symbol “CCI.”

The securities may be offered and sold to or through underwriters, dealers or agents as designated from time to time, or directly to one or more other purchasers or through a combination of such methods. See “Plan of Distribution” on page 29. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names, and any applicable purchase price, fee, commission or discount arrangements between or among them, will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement.

Investing in our securities involves a high degree of risk. See “Risk Factors” on page 3 of this prospectus. You should carefully review the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the documents that are incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 26, 2018.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the U.S. Securities and Exchange Commission (“SEC”) using the “shelf” registration process. Under the shelf registration process, we, or certain of our security holders, may from time to time sell the securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the securities that we or a selling security holder may offer. Each time we, or, under certain circumstances, our security holders, sell securities in a manner not described herein, we will provide you with a prospectus supplement containing specific information about the terms of the offering and the means of distribution. A prospectus supplement may include other special considerations applicable to such offering of securities. The prospectus supplement may also add, update or change information in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. You should carefully read this prospectus, the applicable prospectus supplement and any free writing prospectus relating to the specific issue of securities, together with the additional information described under the heading “Where You Can Find More Information,” before you decide to invest in any of these securities.

The prospectus supplement will describe: the terms of the securities offered, any initial public offering price, the price paid to us for the securities, the net proceeds to us, the manner of distribution and any underwriting compensation and the other specific material terms related to the offering of the applicable securities. For more detail on the terms of the securities, you should read the exhibits filed with or incorporated by reference in our registration statement of which this prospectus forms a part.

In this prospectus, unless otherwise indicated or the context otherwise requires, the terms “Crown Castle,” “we,” “our,” “Company” and “us” refer to Crown Castle International Corp., a Delaware corporation, and its subsidiaries on a consolidated basis. Additionally, unless the context suggests otherwise, references to “U.S.” are to the United States of America and Puerto Rico, collectively.

References to “securities” include any security that we or our security holders might sell under this prospectus or any prospectus supplement.

We prepare our financial statements, including all of the financial statements incorporated by reference in this prospectus, in U.S. dollars and in conformity with U.S. generally accepted accounting principles (“U.S. GAAP”). Our fiscal year ends on December 31. In this prospectus, except where otherwise indicated, references to “$” or “dollars” are to the lawful currency of the United States.

This prospectus contains summaries of certain provisions contained in some of the documents described herein. Please refer to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of the documents referred to herein have been filed, or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus forms a part, and you may obtain copies of those documents as described under the heading “Where You Can Find More Information.”

You should rely only on the information contained in this prospectus, any prospectus supplement and any free writing prospectus, together with the documents we incorporate by reference herein or therein. We have not authorized anyone to provide you with different information. The distribution of this prospectus and the sale of these securities in certain jurisdictions may be restricted by law. Persons in possession of this prospectus are required to inform themselves about and observe any such restrictions. We are not making an offer to sell these securities in any jurisdiction where such offer or sale is not permitted. You should assume that the information appearing or incorporated by reference in this prospectus, any prospectus supplement or any free writing prospectus is accurate only as of the date on the front cover of this prospectus, the date of the applicable prospectus supplement, the date of the applicable free writing prospectus or the date of such incorporated document, as the case may be. Our business, financial condition, results of operations and prospects may have changed since the applicable date.

THE COMPANY

We own, operate and lease shared communications infrastructure that is geographically dispersed throughout the U.S., including (1) approximately 40,000 towers and other structures, such as rooftops (collectively, “towers”) and (2) approximately 60,000 route miles of fiber primarily supporting small cell networks (“small cells”) and fiber solutions. Our towers, fiber and small cells assets are collectively referred to herein as “communications infrastructure,” and our customers on our communications infrastructure are referred to herein as “tenants.” Our customers include AT&T, T-Mobile, Verizon Wireless and Sprint, which collectively accounted for 83% of our site rental revenues for the year ended December 31, 2017.

Our core business is providing access, including space or capacity, to our shared communications infrastructure via long-term contracts in various forms, including lease, license, sublease and service agreements. We seek to increase our site rental revenues by adding more tenants on our shared communications infrastructure, which we expect to result in significant incremental cash flows due to our low incremental operating costs. Site rental revenues represented 84% of our consolidated net revenues for the year ended December 31, 2017.

As of December 31, 2017, approximately 56% and 71% of our towers were located in the 50 and 100 largest U.S. basic trading areas (“BTAs”), respectively. Our towers have a significant presence in each of the top 100 BTAs. As of December 31, 2017, we derive in excess of one-third of our Towers segment site rental gross margin on land and other property interests (collectively, “land”) that we own, including fee interests and perpetual easements, and we derive approximately two-thirds of our Towers segment site rental gross margin from land that we lease, sublease, manage or license.

The majority of our small cells and fiber are located in major metropolitan areas, including a presence within every major U.S. market. The vast majority of our fiber assets are located on public rights-of-way.

As part of our effort to provide comprehensive communications infrastructure solutions, we also offer certain network services primarily relating to our towers and small cells, predominately consisting of (1) site development services relating to existing or new tenant equipment installations, including: site acquisition, architectural and engineering, or zoning and permitting and (2) tenant equipment installation or subsequent augmentations. The large majority of our network services and other revenues relate to our Towers segment.

Our principal executive offices are located at 1220 Augusta Drive, Suite 600, Houston, Texas 77057, and our telephone number is (713) 570-3000. We maintain an internet website at www.crowncastle.com. Except as expressly stated herein, no information contained in, or that can be accessed through, our website is incorporated by reference into this prospectus, and no such information should be considered a part of this prospectus.

RISK FACTORS

Investing in our securities involves risks. Potential investors are urged to read and consider the risk factors and other disclosures relating to an investment in securities issued by Crown Castle described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, as updated by annual, quarterly and other reports and documents we file with the SEC after the date of this prospectus and that are incorporated by reference herein. Before making an investment decision with respect to an offering of our securities, you should carefully consider those risks as well as other information we include or incorporate by reference in this prospectus, the applicable prospectus supplement and any free writing prospectus relating to the specific issue of securities. If any of the events or developments described actually occurred, our business, financial condition or results of operations would likely suffer. The risks and uncertainties we have described are not the only ones facing the Company. Additional risks and uncertainties not presently known to us or that we currently consider immaterial may also affect our business operations. To the extent a particular offering implicates additional risks, we will include a discussion of those risks in the applicable prospectus supplement.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

The statements contained in or incorporated by reference in this prospectus include certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, with respect to the financial condition, results of operations, business strategies, operating efficiencies or synergies, competitive positions, growth opportunities for existing products, plans and objectives of management, markets for our securities and other matters that are based on our management’s expectations as of the filing date of this prospectus with the SEC. Statements contained in or incorporated by reference in this prospectus that are not historical facts are hereby identified as “forward-looking statements” for the purpose of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934, as amended (“Exchange Act”), and Section 27A of the Securities Act of 1933, as amended (“Securities Act”). In addition, words such as “estimate,” “anticipate,” “project,” “plan,” “intend,” “believe,” “expect,” “likely,” “predicted,” “positioned” and any variations of these words and similar expressions are intended to identify forward-looking statements. Such statements include plans, projections and estimates and are found at various places throughout this prospectus and the documents incorporated by reference herein. These forward-looking statements, including those relating to future business prospects, revenues and income, wherever they occur in this prospectus or documents incorporated by reference in this prospectus, are necessarily estimates reflecting the best judgment of our senior management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Such forward-looking statements should, therefore, be considered in light of various risks, uncertainties and assumptions, including prevailing market conditions and other important factors, including those set forth in or incorporated by reference in this prospectus. Important factors that could cause actual results to differ materially from estimates or projections contained in the forward-looking statements include those factors described in the sections entitled “Risk Factors” on page 3 of this prospectus and page 9 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, as updated by annual, quarterly and other reports and documents we file with the SEC after the date of this prospectus and that are incorporated by reference herein.

Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expected. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus or the date of the documents incorporated by reference herein. You also should understand that it is not possible to predict or identify all such factors and that the risk factors as listed in our filings with the SEC should not be considered a complete statement of all potential risks and uncertainties. We undertake no obligation to update any forward-looking statements as a result of future events or developments. As used herein, the term “including,” and any variation thereof, means “including without limitation.” Unless the context otherwise requires, the use of the word “or” herein is not exclusive.

SELLING SECURITY HOLDERS

We may register securities covered by this prospectus for re-offers and resales by any selling security holders to be named in a prospectus supplement. Because we are a well-known seasoned issuer, as defined in Rule 405 of the Securities Act, we may add secondary sales of securities by any selling security holders by filing a prospectus supplement with the SEC. We may register these securities to permit selling security holders to resell their securities when they deem appropriate. A selling security holder may resell all, a portion or none of their securities at any time and from time to time. We may register those securities for sale through an underwriter or other plan of distribution as set forth in a prospectus supplement. See “Plan of Distribution.” Selling security holders may also sell, transfer or otherwise dispose of some or all of their securities in transactions exempt from the registration requirements of the Securities Act. We may pay all expenses incurred with respect to the registration of the securities owned by the selling security holders, other than underwriting fees, discounts or commissions, which will be borne by the selling security holders. We will provide you with a prospectus supplement naming the selling security holders, the amount of securities to be registered and sold and other terms of the securities being sold by a selling security holder.

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, we intend to use the net proceeds from the sale of our securities for general corporate purposes, repayment of indebtedness, the financing of possible acquisitions and investments or for such other purposes as may be specified in the applicable prospectus supplement. Unless otherwise set forth in a prospectus supplement, we will not receive any proceeds from any sales of our securities by any selling security holder to be named in a prospectus supplement.

RATIO OF EARNINGS TO FIXED CHARGES AND EARNINGS TO COMBINED FIXED CHARGES AND DIVIDENDS ON PREFERRED STOCK AND LOSSES ON PURCHASES

OF PREFERRED STOCK

The following table sets forth our ratio of earnings to fixed charges, the excess of our earnings to cover fixed charges, our ratio of earnings to combined fixed charges and dividends on preferred stock and losses on purchases of preferred stock and the excess of our earnings to cover fixed charges and dividends on preferred stock and losses on purchases of preferred stock for the periods indicated.

	Year Ended December 31,
	2013	2014	2015	2016	2017
	(dollars in thousands)
Ratio of Earnings to Fixed Charges	1.3	1.4	1.6	1.5	1.5
Excess of Earnings to Cover Fixed Charges	$249,169	$332,085	$469,024	$366,844	$459,048
Ratio of Earnings to Combined Fixed Charges and Dividends on Preferred Stock and Losses on Purchases of Preferred Stock	1.3	1.3	1.5	1.4	1.4
Excess of Earnings to Cover Fixed Charges and Dividends on Preferred Stock and Losses on Purchases of Preferred Stock	$237,806	$288,097	$425,036	$333,853	$400,754

For purposes of computing the ratios of earnings to fixed charges and earnings to combined fixed charges and dividends on preferred stock and losses on purchases of preferred stock, earnings represent income before income taxes and fixed charges less interest capitalized. Fixed charges consist of interest expense, amortized premiums, discounts and capitalized expenses related to indebtedness, interest capitalized and the interest component of operating lease expense.

DESCRIPTION OF DEBT SECURITIES

The following description of the terms of the debt securities sets forth certain general terms and provisions of the debt securities to which any prospectus supplement may relate. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which these general provisions may apply to those debt securities will be described in the prospectus supplement relating to those debt securities. Accordingly, for a description of the terms of a particular issue of debt securities, reference must be made to both the prospectus supplement relating thereto and to the following description. As used in this section, “CCIC,” “we,” “our” and “us” refer only to Crown Castle International Corp. and not to its consolidated subsidiaries. Capitalized terms used but not defined herein shall have the meanings assigned thereto in the indenture (as defined below).

We may issue debt securities from time to time in one or more series. The debt securities will represent direct, general obligations of CCIC. In the event that any series of debt securities will be subordinated to other indebtedness that we have outstanding or may incur, the terms of the subordination will be set forth in the prospectus supplement relating to the subordinated debt securities. Debt securities will be issued under one or more base indentures, together with related supplemental indentures or officers’ certificates, between us and The Bank of New York Mellon Trust Company, N.A., as trustee (collectively, as applicable, “indenture”), or another trustee named in the prospectus supplement. In addition to debt securities issued under the indenture described below, we may issue debt securities under the indenture dated as of April 15, 2014 between CCIC and The Bank of New York Mellon Trust Company, N.A., as trustee (“existing indenture”). The terms of the existing indenture and any debt securities issued thereunder will be set forth in the prospectus supplement relating to such debt securities. A copy of the form of the base indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part and is incorporated by reference herein. The following discussion of certain provisions of the indenture is a summary only and should not be considered a complete description of the terms and provisions of the indenture. Accordingly, the following discussion is qualified in its entirety by reference to the provisions of the indenture.

General

The debt securities represent direct, general obligations of CCIC and:

•	may rank equally with other unsubordinated debt or may be subordinated to other debt we have or may incur;

•	may be issued in one or more series with the same or various maturities;

•	may be issued at a price of 100% of their principal amount or at a premium or discount;

•	may be issued in certificated or uncertificated form; and

•

may be represented by one or more global securities registered in the name of a designated depositary’s nominee, and if so, beneficial interests in the global securities will be shown on and transfers will be made only through records maintained by the designated depositary and its participants.

The aggregate principal amount of debt securities that we may authenticate and deliver is unlimited. The debt securities may be issued in one or more series as we may authorize from time to time. You should refer to the applicable prospectus supplement for the following terms of the debt securities of the series with respect to which that prospectus supplement is being delivered:

•	the title of the debt securities of the series (which shall distinguish the debt securities of that particular series from the debt securities of any other series);

•

any limit upon the aggregate principal amount of the debt securities of the series that may be authenticated and delivered under the indenture (except for debt securities authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of, other debt securities of the series);

•	the date or dates on which the principal and premium with respect to the debt securities of the series are payable;

•

the rate or rates (which may be fixed or variable) at which the debt securities of the series shall bear interest, if any, or the method of determining such rate or rates, the date or dates from which such interest, if any, shall accrue, the interest payment dates on which such interest, if any, shall be payable or the method by which such dates will be determined, any record dates and the basis upon which such interest will be calculated if other than that of a 360-day year of twelve 30-day months;

•	the form of the debt securities of the series;

•

the currency or currencies in which debt securities of the series shall be denominated, if other than U.S. dollars, the place or places, if any, in addition to or instead of the corporate trust office of the trustee, where the principal, premium and interest with respect to debt securities of such series shall be payable or the method of such payment, if by wire transfer, mail or other means;

•

the price or prices at which, the period or periods within which, and the terms and conditions upon which, debt securities of the series may be redeemed, in whole or in part at our option or otherwise;

•

if other than as provided in the indenture, our obligation, if any, to redeem, purchase or repay debt securities of the series pursuant to any sinking fund or analogous provisions or at the option of a holder of such debt securities and the price or prices at which, the period or periods within which, and the terms and conditions upon which, debt securities of the series shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligations;

•

the terms, if any, upon which the debt securities of the series may be convertible into or exchanged for our common stock, preferred stock, other debt securities or warrants for common stock, preferred stock, indebtedness or other securities of any kind and the terms and conditions upon which such conversion or exchange shall be effected, including the initial conversion or exchange price or rate, the conversion or exchange period and any other additional provisions;

•	if other than denominations of $2,000 or integral multiples of $1,000 in excess thereof, the denominations in which the debt securities of the series shall be issuable;

•

if the amount of principal, premium or interest with respect to the debt securities of the series may be determined with reference to an index or pursuant to a formula, the manner in which such amounts will be determined;

•	any changes or additions to the provisions of the indenture dealing with defeasance;

•

if other than the principal amount thereof, the portion of the principal amount of debt securities of the series that shall be payable upon declaration of acceleration of the maturity thereof pursuant to the terms of the indenture or provable in bankruptcy;

•

the terms, if any, of the transfer, mortgage, pledge or assignment as security for the debt securities of the series of any properties, assets, moneys, proceeds, securities or other collateral, including whether certain provisions of the Trust Indenture Act of 1939, as amended (“TIA”), are applicable and any corresponding changes to provisions of the indenture as then in effect;

•

any addition to or change in the events of default with respect to the debt securities of the series and any change in the right of the trustee or the holders of such series of debt securities to declare the principal, premium and interest, if any, on such series of debt securities due and payable pursuant to the terms of the indenture;

•

if other than as provided in the indenture, whether the debt securities of the series shall be issued in whole or in part in the form of a global security, the terms and conditions, if any, upon which such global security may be exchanged in whole or in part for other individual debt securities of such series in certificated form, the depositary (as defined in the applicable prospectus supplement) for such global security and the form of any legend or legends to be borne by any such global security in addition to or in lieu of the legend referred to in the indenture;

•	if the trustee, paying agent or registrar of a series is other than the trustee initially named in the indenture;

•

the applicability of, and any addition to or change in, the covenants and definitions set forth in the indenture or in the terms then set forth in the indenture relating to permitted consolidations, mergers or sales of assets which apply to debt securities of the series;

•

the terms, if any, of any guarantee of the payment of principal, premium and interest with respect to debt securities of the series and any corresponding changes to the provisions of the indenture as then in effect;

•

whether the debt securities of a series will be secured by any collateral and, if so, the terms and conditions upon which such debt securities shall be secured and, if applicable, upon which such liens may be subordinated to other liens securing other indebtedness of CCIC or any guarantor;

•	the subordination, if any, of the debt securities of the series pursuant to the indenture and any changes or additions to the provisions of the indenture then in effect;

•	with regard to debt securities of a series that do not bear interest, the dates for certain required reports to the trustee; and

•	any other terms of the debt securities of the series subject, if applicable, to the applicable provisions of the indenture.

The prospectus supplement will also describe any material U.S. federal income tax consequences or other special considerations applicable to the series of debt securities to which such prospectus supplement relates, including those applicable to:

•

debt securities with respect to which payments of principal, premium or interest are determined with reference to an index or formula (including changes in prices of particular securities, currencies or commodities);

•	debt securities with respect to which principal or interest is payable in a foreign or composite currency;

•	debt securities that are issued at a discount below their stated principal amount, bearing no interest or interest at a rate that at the time of issuance is below market rates; and

•	variable rate debt securities that are exchangeable for fixed rate debt securities.

All funds that we pay to a paying agent for the payment of principal, premium or interest with respect to any debt securities that remain unclaimed at the end of two years after that principal, premium or interest shall have become due and payable will be repaid to us, and the holders of those debt securities or any related coupons will thereafter look only to us for payment thereof.

Paying Agent and Registrar for the Notes

Unless otherwise provided in the applicable prospectus supplement with respect to a series of debt securities, (1) the trustee will initially act as the paying agent and registrar for each series of debt securities, (2) CCIC may change the paying agent or registrar under the indenture without prior notice to the holders and (3) CCIC or any of its subsidiaries may act as paying agent or registrar under the indenture.

Transfer and Exchange

Unless otherwise provided in the applicable prospectus supplement with respect to a series of debt securities, the following provisions will apply for each series of debt securities.

A holder may transfer or exchange debt securities in accordance with the indenture. The registrar and the trustee may require a holder to furnish appropriate endorsements and transfer documents in connection with a transfer of debt securities. Holders will be required to pay all taxes due on transfer. CCIC is not required to transfer or exchange any debt securities selected for redemption. Also, CCIC is not required to transfer or exchange any debt securities for a period of 15 days before a selection of debt securities to be redeemed.

Book-Entry, Delivery and Form

Unless otherwise provided in the applicable prospectus supplement with respect to a series of debt securities, the following provisions will apply for each series of debt securities.

The debt securities will be initially issued in the form of one or more global securities (collectively, the “global securities”) registered in the name of The Depository Trust Company (“DTC”) or its nominee.

Upon the issuance of a global security, DTC or its nominee will credit the accounts of Persons holding through it with the respective principal amounts of the debt securities represented by such global security purchased by such Persons. Such accounts shall be designated by the underwriters. Ownership of beneficial interests in a global security will be limited to Persons that have accounts with DTC (“participants”) or Persons that may hold interests through participants. Ownership of beneficial interests in a global security will be shown on, and the transfer of that ownership interest will be effected only through, records maintained by DTC or its nominee (with respect to participants’ interests) and such participants (with respect to the owners of beneficial interests in such global security other than participants). The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in certificated form. Such limits and such laws may impair the ability to transfer beneficial interests in a global security.

Notwithstanding anything to the contrary contained in this “Description of Debt Securities,” as long as the debt securities are in the form of a global security, notice to the holders may be made electronically in accordance with procedures of DTC or any successor thereto.

Payment of principal of and interest on debt securities represented by a global security will be made in immediately available funds to DTC or its nominee, as the case may be, as the sole registered owner and the sole holder of the debt securities represented thereby for all purposes under the indenture. CCIC has been advised by DTC that upon receipt of any payment of principal of or interest on any global security, DTC or its nominee will immediately credit, on its book-entry registration and transfer system, the accounts of participants with payments in amounts proportionate to their respective beneficial interests in the principal or face amount of such global security as shown on the records of DTC or its nominee. Payments by participants to owners of beneficial interests in a global security held through such participants will be governed by standing instructions and customary practices as is now the case with securities held for customer accounts registered in “street name” and will be the sole responsibility of such participants.

A global security may not be transferred except as a whole by DTC or a nominee of DTC to DTC or to a nominee of DTC. A global security is exchangeable for certificated debt securities only if:

•	DTC notifies CCIC that it is unwilling or unable to continue as a depositary for such global security or if at any time DTC ceases to be a clearing agency registered under the Exchange Act;

•	CCIC, in its discretion, at any time determines not to have all the debt securities represented by such global security; or

•	there shall have occurred and be continuing a default or an Event of Default with respect to the debt securities represented by such global security.

Any global security that is exchangeable for certificated debt securities pursuant to the preceding sentence will be exchanged for certificated debt securities in authorized denominations and registered in such names as DTC or any successor depositary holding such global security may direct. Subject to the foregoing, a global security is not exchangeable, except for a global security of like denomination to be registered in the name of DTC or any successor depositary or its nominee. In the event that a global security becomes exchangeable for certificated debt securities,

•	certificated debt securities will be issued only in fully registered form in denominations of $2,000 and integral multiples of $1,000 in excess thereof;

•

payment of principal of, and premium, if any, and interest on, the certificated debt securities will be payable, and the transfer of the certificated debt securities will be registrable, at the office or agency of CCIC maintained for such purposes; and

•

no service charge will be made for any registration of transfer or exchange of the certificated debt securities, although CCIC may require payment of a sum sufficient to cover any tax or governmental charge imposed in connection therewith.

So long as DTC or any successor depositary for a global security, or any nominee, is the registered owner of such global security, DTC or such successor depositary or nominee, as the case may be, will be considered the sole holder of the debt securities represented by such global security for all purposes under the indenture and the debt securities of the applicable series. Except as set forth above, owners of beneficial interests in a global security will not be entitled to have the debt securities represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of debt securities in certificated form and will not be considered to be the holders of any debt securities under such global security. Accordingly, each Person owning a beneficial interest in a global security must rely on the procedures of DTC or any successor depositary, and, if such Person is not a participant, on the procedures of the participant through which such Person owns its interest, to exercise any rights of a holder under the indenture. CCIC understands that under existing industry practices, in the event that CCIC requests any action of holders or that an owner of a beneficial interest in a global security desires to give or take any action which a holder is entitled to give or take under the indenture, DTC or any successor depositary would authorize the participants holding the relevant beneficial interest to give or take such action and such participants would authorize beneficial owners owning through such participants to give or take such action or would otherwise act upon the instructions of beneficial owners owning through them.

DTC has advised CCIC that DTC is a limited-purpose trust company organized under the Banking Law of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under the Exchange Act. DTC was created to hold the securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC’s participants include securities brokers and dealers (which may include the underwriters), banks, trust companies, clearing corporations and certain other organizations, some of whom (or their representatives) own DTC. Access to DTC’s book-entry registration and transfer system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in global securities among participants of DTC, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. None of CCIC, the trustee or the underwriters will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Selection and Notice

Unless otherwise provided in the applicable prospectus supplement with respect to a series of debt securities, the following provisions will apply to any redemption of debt securities under the indenture.

If less than all of the debt securities of a series are to be redeemed at any time, the debt securities to be redeemed will be selected in accordance with the procedures of the depositary, which initially is DTC or its successor or nominee.

No debt securities of $2,000 of principal amount or less will be redeemed in part. Notices of redemption will be sent by electronic transmission or first class mail at least 15 but not more than 60 days before the redemption date to each holder of debt securities to be redeemed at its registered address or otherwise in accordance with the applicable procedures of the depositary. Notices of redemption may be conditional and, at our discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied.

If any debt security is to be redeemed in part only, the notice of redemption that relates to such debt security shall state the portion of the principal amount of that debt security to be redeemed. A new debt security in principal amount equal to the unredeemed portion of the original debt security presented for redemption will be issued in the name of the holder thereof upon cancellation of the original debt security. Debt securities called for redemption, subject to any condition included in such notice of redemption, become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on such debt securities or portions of them called for redemption unless CCIC defaults on payment of the redemption price.

Subordination

Debt securities of a series may be subordinated, which we refer to as subordinated debt securities, to senior indebtedness (as defined in the applicable prospectus supplement) to the extent set forth in the prospectus supplement relating thereto. To the extent we conduct operations through subsidiaries, the holders of debt securities (whether or not subordinated debt securities) will be structurally subordinated to the creditors of our subsidiaries.

Certain Covenants

Below is a summary of certain covenants for the benefit of holders of each series of debt securities under the indenture unless otherwise provided in the applicable prospectus supplement. If debt securities are issued, the indenture, as supplemented for a particular series of debt securities, may contain certain additional covenants for the benefit of the holders of such series of debt securities, which will be applicable (unless waived or amended) so long as any of the debt securities of such series are outstanding, unless stated otherwise in the applicable prospectus supplement. The specific terms of these additional covenants, and summaries thereof, will be set forth in the prospectus supplement relating to such series of debt securities.

Merger, Consolidation and Sale of Assets

The indenture provides that we may not:

(1)    consolidate or merge with or into (whether or not CCIC is the surviving corporation); or

(2)    sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of our properties or assets in one or more related transactions to,

another corporation, Person or entity, unless:

(a) either:

(i) CCIC	is the surviving corporation; or

(ii) the

entity or the Person formed by or surviving any such consolidation or merger (if other than CCIC) or to which the sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a Person (which, if not a corporation, includes a corporate co-issuer) organized or existing under the laws of the United States, any state thereof or the District of Columbia;

(b)    the entity or Person formed by or surviving any such consolidation or merger (if other than CCIC) or the entity or Person to which the sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of CCIC under the debt securities and the indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the trustee; and

(c)    immediately after such transaction no default or Event of Default shall have occurred and be continuing.

SEC Reports

Whether or not required by the SEC’s rules and regulations, so long as any debt securities are outstanding, CCIC will furnish to the trustee, within 15 days after CCIC is required to file (or would be required to file assuming it were subject to such requirements and including any extensions thereof) such annual and quarterly reports, information, documents and other reports with the SEC, copies of CCIC’s annual report and of the information, documents and other reports that CCIC is required to file (or would be required to file assuming it were subject to such requirements and including any extensions thereof) with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. CCIC will also comply with the applicable provisions of Section 314(a) of the TIA. To the extent such filings are made with the SEC, the reports will be deemed to be furnished to the trustee and holders.

In the event that the rules and regulations of the SEC permit CCIC and any direct or indirect parent of CCIC to report at such parent entity’s level on a consolidated basis and such parent entity is not engaged in any business in any material respect other than incidental to its ownership, directly or indirectly, of the capital stock of CCIC, consolidating reporting at the parent entity’s level in a manner consistent with that described in this covenant for CCIC will satisfy this covenant, and the indenture will permit CCIC to satisfy its obligations in this covenant with respect to financial information relating to CCIC by furnishing financial information relating to such direct or indirect parent; provided that such financial information is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to such direct or indirect parent and any of its Subsidiaries other than CCIC and its Subsidiaries, on the one hand, and the information relating to CCIC and its Subsidiaries on a standalone basis, on the other hand.

Events of Default and Remedies

Each of the following constitutes an “Event of Default” under the indenture with respect to any series of debt securities:

(1)	default for 30 days in the payment when due of interest on the debt securities of the applicable series;

(2)	default in payment when due of the principal of or premium, if any, on the debt securities of the applicable series;

(3)	failure by CCIC or any of its Subsidiaries to comply with the provisions described under the caption “Certain Covenants—Merger, Consolidation and Sale of Assets”;

(4)

failure by CCIC or any of its Subsidiaries for 60 days (or 120 days in the case of a failure to comply with the reporting obligations described under the caption “Certain Covenants—SEC Reports”) after notice to comply with any of its other applicable agreements in the indenture or the debt securities of the applicable series;

(5)

default under any indebtedness for money borrowed by CCIC or any of its Significant Subsidiaries, or the payment of which is guaranteed by CCIC or any of its Significant Subsidiaries, whether such indebtedness or guarantee now exists, or is created after the date of the indenture, which default:

(a)

is caused by a failure to pay principal of or premium, if any, or interest on the indebtedness prior to the expiration of the grace period provided in such indebtedness on the date of the default (a “Payment Default”); or

(b)	results in the acceleration of the indebtedness prior to its express maturity,

and, in each case, the principal amount of any such indebtedness, together with the principal amount of any other such indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $250 million or more, and such Payment Default or acceleration has not been discharged, rescinded or annulled within 15 days after notice;

(6)

failure by CCIC or any of its Significant Subsidiaries to pay final judgments aggregating (net of amounts covered by insurance policies) in excess of $250 million, which judgments are not paid, discharged or stayed for a period of 60 days; or

(7)	certain events of bankruptcy or insolvency described in the indenture with respect to CCIC or any of its Subsidiaries.

A prospectus supplement may omit, modify or add to the foregoing Events of Default with respect to the applicable series of debt securities.

However, a default under clause (4) or (5) above will not constitute an Event of Default for any series of debt securities until the trustee or the holders of 25% in principal amount of the outstanding debt securities of such series notify CCIC of the default and CCIC does not cure such default within the time specified after receipt of such notice.

If any Event of Default occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the then outstanding debt securities of the applicable series may declare all such debt securities to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to CCIC, all outstanding debt securities will become due and payable without further action or notice. Holders of the debt securities may not enforce the indenture or the debt securities except as provided in the indenture. Subject to certain limitations, holders of a majority in principal amount of the then-outstanding debt securities of any series may direct the trustee in its exercise of any trust or power.

The holders of a majority in aggregate principal amount of the debt securities then outstanding of any series by notice to the trustee may, on behalf of the holders of all the debt securities of such series, waive any existing default or Event of Default and its consequences under the indenture with respect to such series, except a continuing default or Event of Default in the payment of interest on, or the principal of, the debt securities of such series.

Subject to the provisions of the indenture relating to the duties of the trustee in case an event of default shall occur and be continuing, the trustee is under no obligation to exercise any of its rights or powers under the indenture or debt securities at the request or direction of any of the holders of any series of debt securities, unless such holders have offered to the trustee indemnity or security satisfactory to it against any loss, liability or expense. Subject to such provisions for the indemnification of the trustee, the holders of at least a majority in aggregate principal amount of the outstanding debt securities of a series have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to such series of debt securities. The trustee, however, may refuse to follow any direction that conflicts with law or the indenture or that the trustee determines is unduly prejudicial to the rights of any other holder of such series of debt securities or that would involve the trustee in personal liability. Prior to taking any action under the indenture, the trustee is entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

The indenture provides that if a default or Event of Default occurs and is continuing with respect to a series of debt securities and is known to the trustee, the trustee must send to each holder of the debt securities of such series a notice of the default within 90 days after it occurs. Except in the case of a default or an Event of Default in the payment of principal of or interest on any debt security, the trustee may withhold notice if and so long as a committee of its trust officers determines in good faith that withholding notice is in the interest of the holders of such debt securities. In addition, CCIC is required to deliver to the trustee, within 90 days after the end of each fiscal year, a statement by certain of our officers as to whether or not we, to their knowledge, are in default in the performance or observance of any of the terms, provisions and conditions of the indenture and, if so, specifying all such known defaults. CCIC is also required to deliver to the trustee, promptly after the occurrence thereof, written notice of any event that would constitute a default or Event of Default, the status thereof and what action CCIC is taking or proposes to take in respect thereof.

Street name and other indirect holders should consult their banks and brokers for information on their requirements for giving notice or taking other actions upon a default.

No Personal Liability of Directors, Officers, Employees and Stockholders

No director, officer, employee, incorporator or stockholder of CCIC, as such, shall have any liability for any obligations of CCIC under the debt securities, the indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder by accepting a debt security waives and releases all such liability. The waiver and release are part of the consideration for issuance of the debt securities. The waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

Legal Defeasance and Covenant Defeasance

CCIC may, at its option and at any time, elect to have all of its obligations discharged with respect to the debt securities of any series outstanding (“Legal Defeasance”), except for the following provisions, which shall survive until otherwise terminated or discharged under the indenture:

(1)

the rights of holders of outstanding debt securities of the applicable series to receive payments in respect of the principal of, premium, if any, and interest on the debt securities of such series when such payments are due from the trust referred to below;

(2)

CCIC’s obligations with respect to the debt securities of such series concerning issuing temporary debt securities, registration of debt securities, mutilated, destroyed, lost or stolen debt securities and the maintenance of an office or agency for payment and money for security payments held in trust;

(3)	the rights, powers, trusts, duties and immunities of the trustee, and CCIC’s obligations in connection therewith; and

(4)	the Legal Defeasance provisions of the indenture.

In addition, CCIC may, at its option and at any time, elect to have the obligations of CCIC released with respect to certain covenants that are described in the indenture and any additional covenants contained in the applicable supplemental indenture (“Covenant Defeasance”) with respect to the debt securities of any series and thereafter any omission to comply with such obligations shall not constitute a default or Event of Default with respect to the debt securities of such series. In the event Covenant Defeasance occurs with respect to the debt securities of any series, certain events described under “Events of Default and Remedies,” but not including nonpayment and bankruptcy, receivership, rehabilitation and insolvency events with respect to CCIC, will no longer constitute an Event of Default with respect to the debt securities of such series.

In order to exercise either Legal Defeasance or Covenant Defeasance:

(1)

CCIC must irrevocably deposit with the trustee, in trust, for the benefit of the holders of the debt securities of the applicable series, cash in United States dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the outstanding debt securities of such series on the stated date for payment thereof or on the applicable redemption date, as the case may be, and CCIC must specify whether the debt securities of such series are being defeased to maturity or to a particular redemption date;

(2)	in the case of Legal Defeasance, CCIC shall have delivered to the trustee an opinion of counsel in the United States reasonably acceptable to the trustee confirming that:

(a)	CCIC has received from, or there has been published by, the Internal Revenue Service a ruling; or

(b)	since the initial issue date of such series of securities, there has been a change in the applicable federal income tax law,

in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the holders of the outstanding debt securities of the applicable series will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3)

in the case of Covenant Defeasance, CCIC shall have delivered to the trustee an opinion of counsel of a nationally recognized law firm in the United States confirming that the holders of the outstanding debt securities of the applicable series will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4)	no default or Event of Default shall have occurred and be continuing with respect to the outstanding debt securities of the applicable series either:

(a)	on the date of such deposit, other than a default or Event of Default resulting from the borrowing of funds to be applied to such deposit; or

(b)	insofar as Events of Default from bankruptcy or insolvency events with respect to CCIC are concerned, at any time in the period ending on the 91st day after the date of deposit;

(5)

such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument, other than the indenture with respect to the outstanding debt securities of the applicable series, to which CCIC or any of its Subsidiaries is a party or by which CCIC or any of its Subsidiaries is bound;

(6)

CCIC must have delivered to the trustee an opinion of counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally;

(7)

CCIC must deliver to the trustee an officers’ certificate stating that the deposit was not made by CCIC with the intent of preferring the holders of the debt securities of the applicable series over any other creditors of CCIC or with the intent of defeating, hindering, delaying or defrauding creditors of CCIC or others; and

(8)

CCIC must deliver to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance with respect to the debt securities of the applicable series have been complied with.

Satisfaction and Discharge

The indenture will cease to be of further effect (except as to surviving rights of transfer or exchange of the applicable debt securities, as expressly provided for in the indenture) with respect to the debt securities of any series when (a) CCIC delivers to the trustee for cancellation all debt securities of such series or (b) all outstanding debt securities of such series not delivered to the trustee for cancellation become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year, and CCIC deposits with the trustee as trust funds the entire amount sufficient to pay at maturity or upon redemption of all outstanding debt securities of such series.

Amendment, Supplement and Waiver

Except as described in the two paragraphs below, the holders of a majority in principal amount of the debt securities outstanding of any series can, with respect to the debt securities of such series:

(1)	consent to any amendment or supplement to the indenture or the debt securities of such series; and

(2)	waive any existing default or Event of Default under, or the compliance with any provisions of, the indenture or the debt securities of such series.

Consents and waivers obtained in connection with a purchase of, or tender offer or exchange offer for, such debt securities shall be included for purposes of the previous sentence.

Without the consent of each holder of each outstanding debt security of any series affected, an amendment or waiver with respect to any debt securities of the applicable series held by a non-consenting holder may not:

(1)	reduce the principal amount of such debt securities whose holders must consent to an amendment, supplement or waiver;

(2)	reduce the principal of or change the fixed maturity of any such debt security or alter the provisions with respect to the redemption (other than the notice period) of such debt securities;

(3)	reduce the rate of or extend the time for payment of interest on any such debt securities;

(4)

waive a default or Event of Default in the payment of principal of or premium, if any, or interest on such debt securities, excluding a rescission of acceleration of the debt securities of such series by the holders of at least a majority in aggregate principal amount of the debt securities of such series and a waiver of the Payment Default that resulted from such acceleration;

(5)	make any such debt security payable in money other than that stated in the debt securities of the applicable series;

(6)

make any change in the provisions of the indenture relating to waivers of past defaults or Events of Default or the rights of holders to receive payments of principal of or premium, if any, or interest on the debt securities of the applicable series;

(7)	waive a redemption payment with respect to such debt securities; or

(8)	make any change in the foregoing amendment and waiver provisions.

Notwithstanding the foregoing, without the consent of any holder, CCIC and the trustee may amend or supplement the indenture with respect to the debt securities of the applicable series to:

(1)	cure any ambiguity, omission, defect or inconsistency;

(2)	provide for uncertificated debt securities in addition to or in place of certificated debt securities;

(3)	provide for the assumption of CCIC’s obligations to holders of debt securities of the applicable series in the case of a merger or consolidation;

(4)

make any change that would provide any additional rights or benefits to the holders of such series of debt securities or that does not adversely affect the legal rights under the indenture of any such holder of such series of debt securities in any material respect;

(5)	comply with requirements of the SEC in order to effect or maintain the qualification of the indenture or any supplemental indenture under the TIA;

(6)

conform a provision of the indenture or supplemental indenture to the extent such provision was intended to be a substantially verbatim recitation of the applicable provision in this “Description of Debt Securities” or under the caption “Description of Notes” (or comparable section) in any prospectus supplement, as applicable;

(7)

in the case of subordinated debt securities, to make any change in the provisions of the indenture or any supplemental indenture relating to subordination that would limit or terminate the benefits available to any holder of senior indebtedness under such provisions (but only if each such holder of senior indebtedness consents to such change);

(8)	add guarantees with respect to the debt securities or to secure the debt securities;

(9)

add to, change, or eliminate any of the provisions of the indenture with respect to one or more series of debt securities, so long as any such addition, change or elimination not otherwise permitted under the indenture shall (A) neither apply to any debt security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor modify the rights of the holders of any such debt security with respect to the benefit of such provision or (B) become effective only when there is no such debt security outstanding;

(10)

evidence and provide for the acceptance of appointment by a successor or separate trustee with respect to the debt securities of one or more series and to add to or change any of the provisions of the indenture as shall be necessary to provide for or facilitate the administration of the indenture by more than one trustee; or

(11)	establish the form or terms of debt securities and coupons of any series, as described under “General” above.

Concerning the Trustee

The indenture provides that, except during the continuance of an event of default, the trustee will perform only such duties as are specifically set forth in the indenture. During the existence of an event of default, the trustee will exercise such rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs. The indenture and provisions of the Trust Indenture Act that are incorporated by reference therein contain limitations on the rights of the trustee, should it become a creditor of CCIC, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest, it must eliminate such conflict within 90 days, apply to the SEC for permission to continue or resign.

The holders of a majority in principal amount of the debt securities then outstanding of any series will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee under the indenture with respect to the debt securities of such series, subject to certain exceptions. The indenture provides that if an Event of Default occurs and is not cured, the trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in the conduct of such person’s own affairs. Subject to these provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of debt securities, unless that holder shall have offered to the trustee security and indemnity satisfactory to it against any loss, liability or expense.

Governing Law

The indenture and the debt securities will be governed by the laws of the State of New York.

DESCRIPTION OF CAPITAL STOCK

The following descriptions set forth certain general terms of our common stock, our 6.875% Mandatory Convertible Preferred Stock, Series A, par value $0.01 per share (“Mandatory Convertible Preferred Stock”), and our authorized but unissued preferred stock. While we believe that the following description covers the material terms of our capital stock, the descriptions may not contain all of the information that is important to you. The descriptions set forth below are not complete and are subject to, and qualified in their entirety by, our Restated Certificate of Incorporation (“Charter”), our amended and restated by-laws (“By-laws”), the General Corporation Law of the State of Delaware (“DGCL”), the Certificate of Designations of our Mandatory Convertible Preferred Stock (“Certificate of Designations”) and, for any other series of preferred stock, the certificate of designations relating to such particular series of preferred stock. The particular terms of any series of preferred stock offered by any prospectus supplement and the extent, if any, to which these general provisions may apply to that series of preferred stock will be described in the prospectus supplement relating to that series of preferred stock. Copies of our Charter and By-laws and the Certificate of Designations have been filed as exhibits to the registration statement of which this prospectus forms a part. You are urged to read the Charter, the By-laws and the Certificate of Designations in their entirety. As used in this Section, unless otherwise expressly stated or the context otherwise requires, the terms “Company,” “Crown Castle,” “we,” “our” and “us” refer to Crown Castle International Corp. and not to any of its subsidiaries.

Authorized Capital

Our authorized capital stock consists of 600,000,000 shares of common stock, par value $0.01 per share, and 20,000,000 shares of preferred stock, par value $0.01 per share. As of March 22, 2018, there were 414,818,909 shares of our common stock outstanding and 1,649,998 shares of our Mandatory Convertible Preferred Stock outstanding.

Our common stock is listed for trading on the NYSE under the trading symbol “CCI” and our Mandatory Convertible Preferred Stock is listed for trading on the NYSE under the trading symbol “CCI-PA.”

Common Stock

Voting Rights

Each share of our common stock is entitled to one vote. Holders of our common stock vote together as a single class on all matters presented for a vote of the stockholders, except as provided under the DGCL. See also “—Charter and By-laws—Election and Removal of Directors” below.

Dividends and Liquidation Rights

Each share of our common stock is entitled to receive dividends if, as and when declared by our board of directors out of funds legally available for that purpose, subject to certain rights of holders of preferred stock, including the rights of holders of Mandatory Convertible Preferred Stock. In the event of our voluntary or involuntary liquidation, dissolution or winding up, after satisfaction of amounts payable to our creditors and distribution of any preferential amounts to the holders of outstanding preferred stock, including Mandatory Convertible Preferred Stock, holders of our common stock are entitled to share ratably in the assets available for distribution to the stockholders.

Other Provisions

The holders of our common stock have no preemptive, subscription or redemption rights and are not entitled to the benefit of any sinking fund. All outstanding shares of common stock are validly issued, fully paid and nonassessable. Under the DGCL, stockholders generally are not personally liable for a corporation’s acts or debts.

Preferred Stock

Under the Charter, our board of directors is authorized, without further stockholder action, to issue up to 20,000,000 shares of preferred stock, par value $0.01 per share, in one or more series by filing a certificate of designations with the Secretary of State of the State of Delaware. Such certificate of designations may set forth the designations, powers, preferences and rights of the shares of each such series of preferred stock and the qualifications, limitations and restrictions thereof, including the dividend rate, the redemption provisions, if any, the amount payable in the event of our voluntary or involuntary liquidation, winding-up or dissolution, the terms and conditions, if any, of conversion and the voting rights. We have filed the Certificate of Designations with the Secretary of State of the State of Delaware to create the Mandatory Convertible Preferred Stock described below.

Mandatory Convertible Preferred Stock

The Mandatory Convertible Preferred Stock is a series of our preferred stock and impacts the rights of holders of our common stock. Each share of Mandatory Convertible Preferred Stock, unless previously converted, will automatically convert on August 1, 2020 into a number of shares of our common stock based on a specified conversion rate, which is subject to adjustment from time to time. The expected quarterly dividend on the Mandatory Convertible Preferred Stock, when, as and if declared, is $17.1875 per share (based on the annual dividend rate of 6.875% and a liquidation preference of $1,000.00 per share). Declared dividends on the Mandatory Convertible Preferred Stock are payable quarterly on February 1, May 1, August 1 and November 1 of each year to and including August 1, 2020. A further description of the terms of our Mandatory Convertible Preferred Stock is set forth in the Capital Stock Description (as defined in “—Where You Can Find More Information”) and incorporated by reference herein and is subject to, and qualified in its entirety by, the full terms of the Certificate of Designations contained in Exhibit 4.2 to the registration statement of which this prospectus forms a part.

Charter and By-laws

Stockholders’ rights and related matters are governed by the DGCL, our Charter and our By-laws. Certain provisions of our Charter and By-laws, descriptions of which are summarized or otherwise incorporated within this prospectus, may have the effect, either alone or in combination with each other, of discouraging or making more difficult a tender offer or takeover attempt that is opposed by our board of directors but that a stockholder might consider to be in its best interest. Such provisions may also adversely affect prevailing market prices for our capital stock. We believe that such provisions are necessary to enable us to develop our business in a manner that will foster our long-term growth without disruption caused by the threat of a takeover not deemed by our board of directors to be in our best interests and those of our stockholders.

Election and Removal of Directors

The Charter provides for the annual election of directors on our board of directors.

The Charter also provides that any director, except for directors who may be elected by the holders of any series of preferred stock, may be removed from office at any time, with or without cause, only by the affirmative vote of the holders of at least 80% of the voting power of the then outstanding Voting Stock, voting together as a single class. “Voting Stock” is defined in the Charter as the outstanding shares of our capital stock entitled to vote in a general vote of our stockholders as a single class with shares of our common stock.

No Stockholder Action by Written Consent; Special Meeting

The Charter prohibits stockholders from taking action by written consent in lieu of an annual or special meeting, and, thus, stockholders may only take action at an annual or special meeting called in accordance with the By-laws. The By-laws provide that special meetings of stockholders may only be called by (a) our secretary, chief executive officer or president at the direction of our board of directors pursuant to a resolution adopted by the board or (b) the chief executive officer.

These provisions could have the effect of delaying consideration of a stockholder proposal until the next annual meeting. These provisions would also prevent the holders of a majority of the voting power of our capital stock entitled to vote from unilaterally using the written consent procedure to take stockholder action.

Advance Notice Requirements for Stockholder Proposals and Director Nominations; Proxy Access

The By-laws establish advance notice procedures for stockholder proposals and the nomination, other than by or at the direction of the board of directors, of candidates for election as directors. These procedures provide that the notice of stockholder proposals and stockholder nominations for the election of directors at an annual meeting must be in writing and received by our secretary at least 90 days but not more than 120 days prior to the first anniversary of our preceding year’s annual meeting. However, if the date of our annual meeting is more than 30 days earlier than, or more than 90 days later than, the anniversary date of our preceding year’s annual meeting, notice by a stockholder will be considered timely if it is delivered not earlier than the 120th day prior to such annual meeting and not later than the later of the 90th day prior to such annual meeting or the 10th day following the day on which public disclosure of the date of the annual meeting was made. The notice of nominations for the election of directors must set forth certain information concerning the stockholder giving the notice and each nominee.

By requiring advance notice of nominations by stockholders, these procedures afford our board of directors an opportunity to consider the qualifications of the proposed nominees and, to the extent deemed necessary or desirable by the board of directors, to inform stockholders about these qualifications. By requiring advance notice of other proposed business, these procedures provide our board of directors with an opportunity to inform stockholders of any business proposed to be conducted at a meeting, together with any recommendations as to the board of directors’ position on action to be taken on such business. This should allow stockholders to better decide whether to attend a meeting or to grant a proxy for the disposition of any such business.

Our By-laws also contain a proxy access right provision to permit a stockholder, or group of up to 20 stockholders, who owns (and continues to own) 3% or more of our common stock and has continuously owned our common stock for at least three years to nominate and include in our proxy materials candidates for election as directors of the Company. Such stockholders or groups of stockholders may nominate up to the greater of two individuals or 20% of the board of directors, provided that the stockholders and the nominees satisfy the notice requirements specified in the By-laws and comply with the other procedural requirements.

Dilution

The Charter provides that our board of directors is authorized to create and issue, whether or not in connection with the issuance and sale of any of its stock or other securities or property, rights entitling the holders to purchase from us shares of stock or other securities of us or of any other corporation. Our board of directors is authorized to issue these rights even though the creation and issuance of these rights could have the effect of discouraging third parties from seeking, or impairing their right to seek, to:

•	acquire a significant portion of our outstanding securities;

•	engage in any transaction which might result in a change of control of the corporation; or

•	enter into any agreement, arrangement or understanding with another party to accomplish these transactions or for the purpose of acquiring, holding, voting or disposing of any of our securities.

Amendments

The Charter and the By-laws provide that we may amend, alter, change or repeal any provision contained in the Charter or a preferred stock designation. However, the affirmative vote of the holders of at least 80% of the voting power of the then outstanding voting stock, voting together as a single class, is required to amend, repeal or adopt any provision inconsistent with certain provisions of the Charter, including the provisions discussed above relating to the issuance of stockholder rights, prohibiting stockholder action by written consent and prohibiting the calling of special meetings by stockholders.

The By-laws may be amended by either the holders of 80% of the voting power of the voting stock or by the majority of the board, but the board may alter, amend or repeal or adopt new by-laws in conflict with certain of the By-law provisions only by a two-thirds vote of the entire board.

Section 203 of the Delaware General Corporation Law

We are subject to the provisions of Section 203 of the DGCL which generally prohibit certain transactions between a Delaware corporation and an interested stockholder for a period of three years after the date such interested stockholder acquired its stock, unless:

•	the business combination is approved by the corporation’s board of directors prior to the date the interested stockholder acquired shares;

•	the interested stockholder acquired at least 85% of the voting stock of the corporation in the transaction in which it became an interested stockholder; or

•

the business combination is approved by a majority of the board of directors and by the affirmative vote of two-thirds of the outstanding voting stock owned by disinterested stockholders at an annual or special meeting.

A business combination is defined broadly to include mergers, consolidations, sales or other dispositions of assets having an aggregate value of 10% or more of the consolidated assets of the corporation, and certain transactions that would increase the interested stockholder’s proportionate share ownership in the corporation. In general, Section 203 defines an interested stockholder as an entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by such entity or person.

Exclusive Forum

The By-laws provide that, unless we consent in writing to the selection of an alternative forum, the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of us, (b) any action asserting a claim of breach of a fiduciary duty owed by any of our current or past directors, officers or other employees to us or any of our stockholders (including any beneficial owner of our stock), (c) any action asserting a claim arising pursuant to any provision of the DGCL, the Charter or the By-Laws and (d) any action asserting a claim governed by the internal affairs doctrine, will, to the fullest extent permitted by law, be the Court of Chancery of the State of Delaware or, if such court lacks jurisdiction, any state or federal court in the state of Delaware that has jurisdiction. The By-laws also provide that any person (including any entity) purchasing or otherwise acquiring or holding any interest in shares of our capital stock will be deemed to have notice of and consented to the exclusive forum provisions in the By-laws.

Limitations of Directors’ Liability

The Charter provides that none of our directors will be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:

•	for any breach of the director’s duty of loyalty to us or our stockholders;

•	for acts of omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	under Section 174 of the DGCL; or

•	for any transaction from which the director derived an improper personal benefit.

The effect of these provisions is to eliminate our rights and the rights of our stockholders (through stockholders’ derivatives suits on behalf of us) to recover monetary damages against a director for breach of fiduciary duty as a director (including breaches resulting from grossly negligent behavior), except in the situations described above. These provisions do not limit the liability of directors under federal securities laws and do not affect the availability of equitable remedies such as an injunction or rescission based upon a director’s breach of his duty of care.

Ownership Limitations and Transfer Restrictions

To facilitate our continued qualification as a real estate investment trust (“REIT”) under the Internal Revenue Code of 1986, as amended (“Code”), the Charter contains ownership limitations and transfer restrictions on our capital stock. These ownership limitations and transfer restrictions could have the effect of delaying, deferring or preventing a transaction or a change in control of us that might involve a premium price for our capital stock or otherwise be in the best interest of our stockholders. All certificates representing shares of capital stock bear a legend describing such ownership limitations and transfer restrictions.

In order for us to continue to satisfy the requirements for REIT qualification, our capital stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year. Also, not more than 50% of the value of the outstanding shares of our capital stock may be owned, directly or indirectly, by five or fewer “individuals” (as defined in the Code to include certain entities such as private foundations) during the last half of a taxable year. To satisfy these ownership requirements and other requirements for continued qualification as a REIT and to otherwise protect us from the consequences of a concentration of ownership among our stockholders, the Charter contains provisions limiting the ownership and restricting the transfer of shares of our capital stock.

The relevant section of the Charter provides that, among other things and subject to certain exceptions described below, no “Person” (as defined in the Charter) may beneficially or constructively own, or be deemed to beneficially or constructively own by virtue of the attribution provisions of the Code, more than 9.8%, by value or number of shares, whichever is more restrictive, of the outstanding shares of our common stock (which restriction we refer to as the “common stock ownership limit”), or 9.8% in aggregate value of the outstanding shares of all classes and series of our capital stock, including our common stock and Mandatory Convertible Preferred Stock (which restriction we refer to as the “aggregate stock ownership limit”).

The applicable constructive ownership rules under the Code are complex and may cause capital stock owned actually or constructively by a group of related individuals or entities to be treated as owned by one individual or entity. As a result, the acquisition of less than 9.8% in value of our outstanding capital stock or less than 9.8% in value or number of our outstanding shares of common stock (including through the acquisition of an interest in an entity that owns, actually or constructively, our common stock) by an individual or entity could nevertheless cause that individual or entity, or another individual or entity, to own, constructively or beneficially, in excess of 9.8% in value of our outstanding capital stock or 9.8% in value or number of our outstanding shares of common stock. The number and value of our outstanding shares of capital stock (or any class or series thereof) beneficially or constructively owned by any individual or entity shall be determined by our board of directors, whose determination shall be binding and conclusive.

Our board of directors, in its sole discretion, may (prospectively or retroactively) exempt a person from the aggregate stock ownership limit and common stock ownership limit described above and may establish different limits on ownership for any such person (which we refer to as an “excepted holder limit”) and may (prospectively or retroactively) increase any excepted holder limit with respect to any person. However, our board of directors may not exempt any person or increase an excepted holder limit for any person whose ownership of outstanding capital stock would violate the other provisions on transferability and ownership set forth in the Charter and described below. In order to be considered by our board of directors for an exemption from the aggregate stock ownership limit and common stock ownership limit or for an increase in an excepted holder limit, a person must make such representations and undertakings as our board of directors determines are reasonably necessary to determine that no person’s beneficial or constructive ownership of our capital stock will violate the other provisions on transferability and ownership set forth in the Charter and described below, and that such person does not and will not own, actually or constructively, an interest in a tenant of ours that would cause us to own, actually or constructively, more than a 9.9% interest in such tenant. As a condition to such exemption or such increase in an excepted holder limit, our board of directors may require an opinion of counsel or Internal Revenue Service ruling satisfactory to our board of directors and may impose such other conditions or restrictions as it deems necessary, appropriate or desirable in connection with granting such exemption or such increase in an excepted holder limit.

Our board of directors, in its sole discretion, may also increase or decrease the aggregate stock ownership limit and common stock ownership limit for all stockholders, provided that the new ownership limits would not allow five or fewer persons to beneficially own more than 49.9% of the value of our outstanding capital stock. A reduced aggregate stock ownership limit and common stock ownership limit will not apply to any person whose percentage ownership of our capital stock or our common stock, as applicable, is in excess of such decreased ownership limit, until such time as such person’s percentage ownership of our capital stock or our common stock, as applicable, equals or falls below such decreased ownership limit. However, until such time as such person’s percentage ownership of our capital stock or our common stock, as applicable, falls below such decreased ownership limit any further acquisition of our capital stock or our common stock, as applicable, will be in violation of the decreased ownership limit.

The Charter further prohibits:

•

any person from beneficially owning shares of our capital stock to the extent that such beneficial ownership would result in our being “closely held” within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year);

•

any person from beneficially or constructively owning shares of our capital stock to the extent that such beneficial or constructive ownership would otherwise result in our failing to qualify as a REIT (including, but not limited to, beneficial ownership or constructive ownership that would result in our actually owning or constructively owning an interest in a tenant that is described in Section 856(d)(2)(B) of the Code if the income derived by us from such tenant would cause us to fail to satisfy any of the gross income requirements of Section 856(c) of the Code);

•

any person from beneficially or constructively owning shares of our capital stock to the extent such beneficial or constructive ownership could result in our failing to qualify as a “domestically controlled qualified investment entity” within the meaning of Section 897(h)(4)(B) of the Code; and

•

any person from transferring shares of our capital stock if such transfer would result in shares of our capital stock being beneficially owned by fewer than 100 persons (determined under the principles of Section 856(a)(5) of the Code).

The foregoing provisions on transferability and ownership, including the aggregate stock ownership limit and common stock ownership limit, will not apply if our board of directors determines that it is no longer in our best interests to continue to qualify as a REIT.

Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of shares of our capital stock that will or may violate the aggregate stock ownership limit and common stock ownership limit or any of the other foregoing restrictions on transferability and ownership will be required to give written notice to us immediately (or, in the case of a proposed or attempted transaction, written notice at least 15 days prior to such transaction) and provide us with such other information as we may request in order to determine the effect, if any, of such transfer on our status as a REIT and to ensure compliance with the aggregate stock ownership limit and common stock ownership limit.

Pursuant to the Charter, if there is any purported transfer of our capital stock or other event or change of circumstances that, if effective, would violate any of the restrictions described above, then the number of shares causing the violation (rounded up to the nearest whole share) will be automatically transferred to a trust for the exclusive benefit of a designated charitable beneficiary, except that any transfer that results in the violation of the restriction relating to our capital stock being beneficially owned by fewer than 100 persons will be automatically void and of no force or effect. The automatic transfer will be effective as of the close of business on the business day prior to the date of the purported transfer or other event or change of circumstances that requires the transfer to the trust. We refer below to the person that would have owned the shares if they had not been transferred to the trust as the “purported transferee.” No purported transferee shall acquire any rights in such shares and any dividend or other distribution paid to the purported transferee, prior to our discovery that the shares had been automatically transferred to a trust as described above, must be repaid to the trustee upon demand. If the transfer to the trust as described above is not automatically effective, for any reason, to prevent violation of the applicable restriction contained in the Charter, then the transfer of the excess shares will be automatically void and of no force or effect.

Shares of our capital stock transferred to the trustee are deemed to be offered for sale to us or our designee at a price per share equal to the lesser of (i) the price per share paid by the purported transferee for the shares or, if the purported transferee did not give value for the shares in connection with the event causing the shares to be held in trust (e.g., in the case of a gift, devise or other such transaction), the market price on the day of such event and (ii) the market price of the shares on the date we accept, or our designee accepts, such offer. We have the right to accept such offer until the trustee has sold the shares of our capital stock held in the trust pursuant to the clauses discussed below. We may reduce the amount payable to the purported transferee by the amount of dividends or other distributions that we paid to the purported transferee prior to our discovery that the shares had been transferred to the trust and that is owed by the purported transferee to the trustee as described above. We shall pay the amount of such reduction to the trustee for the benefit of the charitable beneficiary. Upon a sale to us, the interest of the charitable beneficiary in the shares sold terminates and the trustee must distribute the net proceeds of the sale to the purported transferee and any dividends or other distributions held by the trustee shall be paid to the charitable beneficiary.

If we do not buy the shares, the trustee must, within 20 days after receiving notice from us of the transfer of shares to the trust, sell the shares to a person or entity who could own the shares without violating the restrictions described above. Upon such a sale, the trustee must distribute to the purported transferee an amount equal to the lesser of (i) the price paid by the purported transferee for the shares or, if the purported transferee did not give value for the shares in connection with the event causing the shares to be held in trust (e.g., in the case of a gift, devise or other such transaction), the market price of the shares on the day of the event causing the shares to be held in the trust and (ii) the sales proceeds (net of commissions and other expenses of sale) received by the trustee for the shares. The trustee may reduce the amount payable to the purported transferee by the amount of any dividends or other distributions that we paid to the purported transferee before our discovery that the shares had been transferred to the trust and that is owed by the purported transferee to the trustee as described above. Any net sales proceeds in excess of the amount payable to the purported transferee will be immediately paid to the charitable beneficiary, together with any dividends or other distributions held by the trustee with respect to such capital stock. In addition, if prior to discovery by us that shares of our capital stock have been transferred to a trust, such shares of capital stock are sold by a purported transferee, then such shares will be deemed to have been sold on behalf of the trust and, to the extent that the purported transferee received an amount for or in respect of such shares that exceeds the amount that such purported transferee was entitled to receive as described above, such excess amount shall be paid to the trustee upon demand and immediately paid to the charitable beneficiary. The purported transferee will have no rights in the shares held by the trustee.

The trustee will be designated by us and must be unaffiliated with us and with any purported transferee. Prior to the sale of any shares by the trust, the trustee will receive, in trust for the beneficiary, all dividends and other distributions paid by us with respect to the shares, and may also exercise all voting rights with respect to the shares.

Subject to the DGCL, effective as of the date that the shares have been transferred to the trust, the trustee will have the authority, at the trustee’s sole discretion:

•	to rescind as void any vote cast by a purported transferee prior to our discovery that the shares have been transferred to the trust; and

•	to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary of the trust.

However, if we have already taken irreversible corporate action, then the trustee may not rescind and recast the vote.

In addition, if our board of directors determines that a proposed or purported transfer would violate the restrictions on ownership and transfer of our capital stock set forth in the Charter, our board of directors may take such action as it deems necessary, appropriate or desirable to refuse to give effect to or to prevent such violation, including causing us to redeem shares of our capital stock, refusing to give effect to the transfer on our books or instituting proceedings to enjoin the transfer.

Within 30 days after the end of each taxable year, every owner of more than 5% (or such lower percentage as required by the Code or the Treasury regulations thereunder) of the outstanding shares of our capital stock must provide us written notice of the person’s name and address, the number of shares of each class and series of our capital stock that such person beneficially or constructively owns and a description of the manner in which the shares are held. Each such owner must also provide us with such additional information as we may request in order to determine the effect, if any, of such owner’s beneficial or constructive ownership on our qualification as a REIT and to ensure compliance with the aggregate stock ownership limit and common stock ownership limit. In addition, each beneficial or constructive owner of our capital stock, and any person (including the stockholder of record) who is holding shares of our capital stock for a beneficial or constructive owner will, upon demand, be required to provide us with such information as we may request in order to determine our qualification as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance and to ensure compliance with the aggregate stock ownership limit and common stock ownership limit.

Transfer Agent and Registrar

Computershare Inc. is the transfer agent and registrar for the Company’s common stock and the conversion agent for the Mandatory Convertible Preferred Stock.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of debt securities, preferred stock or common stock. Warrants may be issued independently or together with debt securities, preferred stock or common stock offered by any prospectus supplement and may be attached to or separate from any such offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the warrant agreement that will be filed with the SEC in connection with the offering of such warrants.

The prospectus supplement relating to a particular issue of warrants will describe the terms of such warrants, including the following:

•	the title of such warrants;

•	the offering price for such warrants, if any;

•	the aggregate number of such warrants;

•	the designation and terms of the securities purchasable upon exercise of such warrants;

•	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

•	if applicable, the date from and after which such warrants and any securities issued therewith will be separately transferable;

•

the principal amount of debt securities purchasable upon exercise of a warrant and the price at which such principal amount of debt securities may be purchased upon exercise (which price may be payable in cash, securities, or other property) and the number of shares of common stock or preferred stock purchasable upon exercise of a warrant and the price at which such shares may be purchased upon exercise;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	if applicable, the minimum or maximum amount of such warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, a discussion of material U.S. federal income tax considerations;

•	the antidilution provisions of such warrants, if any;

•	the redemption or call provisions, if any, applicable to such warrants; and

•	any additional terms of such warrants, including terms, procedures, and limitations relating to the exchange and exercise of such warrants.

PLAN OF DISTRIBUTION

We and any selling security holder may offer and sell the securities covered by this prospectus from time to time, in one or more transactions, at market prices prevailing at the time of sale, at prices related to market prices, at a fixed price or prices subject to change, at varying prices determined at the time of sale or at negotiated prices, by a variety of methods, including the following:

•	through agents;

•	to or through underwriters;

•	in “at the market offerings,” within the meaning of Rule 415(a)(4) under the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;

•	through brokers or dealers;

•	directly by us or any selling security holders to purchasers, including through a specific bidding, auction or other process; or

•	through a combination of any of these methods of sale.

Registration of the securities covered by this prospectus does not mean that those securities necessarily will be offered or sold.

In effecting sales, brokers or dealers engaged by us may arrange for other brokers or dealers to participate. Broker-dealer transactions may include:

•	purchases of the securities by a broker-dealer as principal and resales of the securities by the broker-dealer for its account pursuant to this prospectus;

•	ordinary brokerage transactions; or

•	transactions in which the broker-dealer solicits purchasers.

In addition, we and any selling security holder may sell any securities covered by this prospectus in private transactions or under Rule 144 of the Securities Act rather than pursuant to this prospectus.

We may sell offered securities through agents designated by us from time to time. Any agent in the offer or sale of the securities for which this prospectus is delivered will be named, and any commissions payable by us to that agent will be set forth, in the applicable prospectus supplement. Unless indicated in such prospectus supplement, the agents will have agreed to use their reasonable best efforts to solicit purchases for the period of their appointment.

In connection with the sale of securities covered by this prospectus, broker-dealers may receive commissions or other compensation from us in the form of commissions, discounts or concessions. Broker-dealers may also receive compensation from purchasers of the securities for whom they act as agents or to whom they sell as principals or both. Compensation as to a particular broker-dealer may be in excess of customary commissions or in amounts to be negotiated. In connection with any underwritten offering, underwriters may receive compensation in the form of discounts, concessions or commissions from us or from purchasers of the securities for whom they act as agents. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Any underwriters, broker-dealers agents or other persons acting on our behalf that participate in the distribution of the securities may be deemed to be “underwriters” within the meaning of the Securities Act, and any profit on the sale of the securities by them and any discounts, commissions or concessions received by any of those underwriters, broker-dealers agents or other persons may be deemed to be underwriting discounts and commissions under the Securities Act.

In connection with the distribution of the securities covered by this prospectus or otherwise, we or any selling stockholder may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of our securities in the course of hedging the positions they assume with us or any selling stockholder. We or any selling stockholder may also sell securities short and deliver the securities offered by this prospectus to close out our short positions. We or any selling security holder may also enter into option or other transactions with broker-dealers or other financial institutions, which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus, as supplemented or amended to reflect such transaction. We or any selling security holder may also from time to time pledge our securities pursuant to the margin provisions of our customer agreements with our brokers. Upon our default, the broker may offer and sell such pledged securities from time to time pursuant to this prospectus, as supplemented or amended to reflect such transaction.

At any time a particular offer of the securities covered by this prospectus is made, a revised prospectus or prospectus supplement, if required, will be distributed which will set forth the aggregate amount of securities covered by this prospectus being offered and the terms of the offering, including the name or names of any underwriters, dealers, brokers or agents, any discounts, commissions, concessions and other items constituting compensation from us and any discounts, commissions or concessions allowed or reallowed or paid to dealers. Such prospectus supplement, and, if necessary, a post-effective amendment to the registration statement of which this prospectus forms a part, will be filed with the SEC to reflect the disclosure of additional information with respect to the distribution of the securities covered by this prospectus. In order to comply with the securities laws of certain states, if applicable, the securities sold under this prospectus may only be sold through registered or licensed broker-dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from registration or qualification requirements is available and is satisfied.

In connection with an underwritten offering, we and any selling stockholder would execute an underwriting agreement with an underwriter or underwriters. Unless otherwise indicated in the revised prospectus or applicable prospectus supplement, such underwriting agreement would provide that the obligations of the underwriter or underwriters are subject to certain conditions precedent, and that the underwriter or underwriters with respect to a sale of the covered securities will be obligated to purchase all of the covered securities, if any such securities are purchased. We or any selling security holder may grant to the underwriter or underwriters an option to purchase additional securities at the public offering price, less any underwriting discount, as may be set forth in the revised prospectus or applicable prospectus supplement. If we or any selling security holder grants any such option, the terms of that option will be set forth in the revised prospectus or applicable prospectus supplement.

To the extent that we make sales through one or more underwriters or agents in at the market offerings, we will do so pursuant to the terms of a sales agency financing agreement or other at the market offering arrangement between us and the underwriters or agents. If we engage in at the market sales pursuant to any such agreement, we will issue and sell our securities through one or more underwriters or agents, which may act on an agency basis or on a principal basis. During the term of any such agreement, we may sell securities on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. The agreement will provide that any securities sold will be sold at prices related to the then prevailing market prices for our securities. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined as of the date of this prospectus. Pursuant to the terms of the agreement, we may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our common stock or other securities. The terms of each such agreement will be set forth in more detail in a prospectus supplement.

Underwriters, agents, brokers or dealers may be entitled, pursuant to relevant agreements entered into with us, to indemnification by us or any selling security holder against certain civil liabilities, including liabilities under the Securities Act that may arise from any untrue statement or alleged untrue statement of a material fact, or any omission or alleged omission to state a material fact in this prospectus, any supplement or amendment hereto, or in the registration statement of which this prospectus forms a part, or to contribution with respect to payments which the underwriters, agents, brokers or dealers may be required to make.

LEGAL MATTERS

The validity of the securities offered in this prospectus and any related prospectus supplement and certain legal matters will be passed upon for us by Cravath, Swaine & Moore LLP, New York, New York. If the securities are being distributed in an underwritten offering, certain legal matters will be passed upon for the underwriters by counsel identified in the related prospectus supplement.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting), incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2017, have been so incorporated in reliance on the report (which contains an explanatory paragraph on the effectiveness of internal control over financial reporting due to the exclusion of certain elements of the internal control over financial reporting of the FiberNet, Wilcon and Lightower businesses the registrant acquired during 2017) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The financial statements of LTS Group Holdings LLC and its subsidiary as of and for the year ended December 31, 2016, incorporated in this prospectus by reference to our Current Report on Form 8-K/A filed December 15, 2017 (which amended our Current Report on Form 8-K filed November 1, 2017), have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our SEC filings are also available through the investor relations section of our website at http://investor.crowncastle.com. Except for documents incorporated by reference into this prospectus as described below, no information in, or that can be accessed through, our website is incorporated by reference into this prospectus, and no such information should be considered as part of this prospectus.

We are “incorporating by reference” into this prospectus specific documents that we file with the SEC, which means that we can disclose important information to you by referring you to those documents that are considered part of this prospectus. Information that we file subsequently with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below, and any future documents that we file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until the termination of the offerings of all of the securities covered by this prospectus (other than information furnished under Items 2.02 or 7.01 of any Form 8-K or Rule 406T of Regulation S-T, which is not deemed filed under the Exchange Act). This prospectus is part of a registration statement filed with the SEC.

We are “incorporating by reference” into this prospectus the following documents filed with the SEC (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2017;

•

our Current Reports on Form 8-K filed January 10, 2018, January 17, 2018, February 27, 2018, March 5, 2018 and March 26, 2018 and our Current Report on Form 8-K/A filed February 21, 2018 (which amended our Current Report on Form 8-K filed November 2, 2017);

•	our Current Report on Form 8-K/A filed December 15, 2017 (which amended our Current Report on Form 8-K filed November 1, 2017); and

•	the description of our capital stock contained in Exhibit 4.1 of our Current Report on Form 8-K filed December 16, 2014, as supplemented by the description of our Mandatory Convertible Preferred Stock contained in our Final Prospectus Supplement filed pursuant to Rule 424(b)(2) under the Securities Act on July 24, 2017 and any subsequent amendments and reports filed for the purpose of updating such descriptions (collectively, “Capital Stock Description”).

We will provide to each person, including any beneficial owner of our securities, to whom a prospectus is delivered, upon written or oral request and without charge, a copy of the documents referred to above that we have incorporated by reference in this prospectus. You can request copies of such documents if you write or call us at the following address or telephone number: Investor Relations, Crown Castle International Corp., 1220 Augusta Drive, Suite 600, Houston, Texas 77057, (713) 570-3000, or you may visit the investor relations section of our website at http://investor.crowncastle.com for copies of any such document. Except as expressly stated herein, no information contained in, or that can be accessed through, our website is incorporated by reference into this prospectus, and no such information should be considered a part of this prospectus.

This prospectus, any accompanying prospectus supplement or information incorporated by reference herein or therein contains summaries of certain agreements that we have filed as exhibits to various SEC filings, as well as certain agreements that we will enter into in connection with the offering of securities covered by any particular accompanying prospectus supplement. The descriptions of these agreements contained in this prospectus, any accompanying prospectus supplement or information incorporated by reference herein or therein do not purport to be complete and are subject to, and qualified in their entirety by reference to, the definitive agreements. Copies of the definitive agreements will be made available without charge to you by making a written or oral request to us.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, in any other subsequently filed document which also is or is deemed to be incorporated by reference herein or in any accompanying prospectus supplement, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified and superseded, to constitute a part of this prospectus.

$

Crown Castle International Corp.

$                     % Senior Notes due 2029

$                     % Senior Notes due 2049

Prospectus Supplement

Joint Book-Running Managers

Barclays	BofA Merrill Lynch	J.P. Morgan	MUFG	TD Securities

                    , 2019